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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Micron Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2004 Annual Meeting of Shareholders

November 18, 2004

TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation (the "Company"), will be held on November 18, 2004, at 9:00 a.m., Mountain Standard Time, at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, for the following purposes:

  1.
  To elect directors to serve for the ensuing year and until their successors are elected and qualified;

  2.
  To approve an amendment to the Company's 1989 Employee Stock Purchase Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 4,000,000;

  3.
  To approve the Company's 2004 Equity Incentive Plan with 14,000,000 shares of Common Stock reserved for issuance thereunder;

  4.
  To approve the Company's Executive Officer Performance Incentive Plan;

  5.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending September 1, 2005; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on September 20, 2004, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the business to be transacted at the meeting, during ordinary business hours for the ten-day period immediately preceding the date of the meeting, at the Company's headquarters at 8000 South Federal Way, Boise, Idaho 83716-9632.

        Attendance at the Annual Meeting will be limited to shareholders and guests of the Company. Shareholders may be asked to furnish proof of ownership of the Company's Common Stock before being admitted to the meeting. Directions to the meeting's location accompany the Proxy Statement.

        To ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Alternatively, shareholders may vote by telephone or electronically via the internet. Please refer to the instructions included with the proxy for additional details. Shareholders attending the meeting may vote in person even if they have already submitted their proxy.

By Order of the Board of Directors
Roderic W. Lewis Vice President of Legal Affairs, General Counsel & Corporate Secretary

Boise, Idaho
October 21, 2004

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

8000 South Federal Way
Boise, Idaho 83716-9632

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

November 18, 2004
9:00 a.m. Mountain Standard Time

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Micron Technology, Inc. (the "Company"), for use at the 2004 Annual Meeting of Shareholders to be held on November 18, 2004, at 9:00 a.m., Mountain Standard Time, or at any adjournment or postponement thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 2004 Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632. Directions to the Annual Meeting accompany this Proxy Statement. The Company's telephone number is (208) 368-4000.

        This Proxy Statement and enclosed proxy card are first being mailed on or about October 21, 2004, to all shareholders entitled to vote at the meeting.

Record Date

        Shareholders of record at the close of business on September 20, 2004 (the "Record Date"), are entitled to notice of and to vote at the meeting.

Revocability of Proxy

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by attending the Annual Meeting and voting in person or by delivering to the Company a written notice of revocation or another duly executed proxy bearing a date later than the earlier given proxy.

Solicitation

        The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, internet or facsimile. The Company intends to use the services of Georgeson Shareholder Communications, Inc., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of the solicitation services is not known at this time, it is anticipated that the fees and expenses paid by the Company for these services will be approximately $50,000.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Outstanding Shares

        The Company has one class of stock outstanding, common stock, $.10 par value per share (the "Common Stock"). At September 20, 2004, the Record Date, 611,517,632 shares of Common Stock were issued and outstanding and entitled to vote.

Voting Rights and Required Vote

        Under the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Bylaws, each shareholder will be entitled to one vote for each share of the Company's Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company's Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" and, with respect to the election of directors, "WITHHOLD" or "DO NOT VOTE FOR," are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are tallied to determine the shareholders' decision with respect to the matter voted upon (the "Votes Cast"). Abstentions will have the same effect as voting against a proposal. Broker non-votes will be considered present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes are not deemed to be Votes Cast and, therefore, will not be included in the tabulation of the voting results with respect to voting results for the election of directors or issues requiring the approval of a majority of Votes Cast.

        Shares held in a brokerage account or by another nominee are considered held in "street name" by the shareholder or "beneficial owner." A broker or nominee holding shares for a beneficial owner may not vote on matters relating to equity compensation plans unless the broker or nominee receives specific voting instructions from the beneficial owner of the shares. As a result, absent specific instructions, brokers or nominees may not vote a beneficial owner's shares on either Proposal 2 or Proposal 3 and such shares will be considered "broker non-votes" for those proposals.

        The seven nominees for director receiving the highest number of "FOR" votes will be elected, regardless of whether any one of them receives the vote of a majority of the Votes Cast. With respect to each other item of business, the "FOR" vote of a majority of the Votes Cast is required in order for such matter to be considered approved by the shareholders. Abstentions and broker non-votes will not count as Votes Cast "FOR" any nominee or proposal.

        Cumulative voting for the election of directors shall not be required unless a shareholder has requested cumulative voting by written notice to the Secretary of the Company at least 15 days prior to the date of the meeting. If cumulative voting is required, with respect to the election of directors, each voting shareholder may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than seven candidates. If cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld.

Voting of Proxies

        The shares of the Company's Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. If no instructions are given with respect to a properly executed Proxy timely received by the Company, the shares of the Company's Common Stock represented thereby will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR approval of an amendment to the Company's 1989 Employee Stock Purchase Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 4,000,000, (iii) FOR approval of the Company's 2004 Equity Incentive Plan with 14,000,000 shares of Common Stock reserved for issuance thereunder, (iv) FOR approval of the Executive Officer Performance Incentive Plan, and (v) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for fiscal 2005, and (vi) in the discretion of the proxy holders for such other matter or matters which may properly come before the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth security ownership information as of September 20, 2004, based on the most current information provided to the Company by the beneficial owners, available to the Company from its own records or provided in Securities and Exchange Commission ("SEC") filings made by the beneficial owners, for (i) persons known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "Summary Compensation Table" set forth herein, and (iv) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Right to Acquire (2)	Total	Percent of Class (3)
Capital Research and Management Company (4) 333 South Hope Street Los Angeles, CA 90071-1406	74,984,300	3,817,440	78,801,740	12.81%
Citigroup Global Markets, Inc. (5) 388 Greenwich Street New York, NY 10013	42,319,106	—	42,319,106	6.92%
Growth Fund of America, Inc. (6) 333 South Hope Street Los Angeles, CA 90071-1406	31,608,800	—	31,608,800	5.17%
Intel Capital Corporation (7) 2200 Mission College Boulevard Santa Clara, CA 95025	—	33,860,045	33,860,045	5.25%
Vanguard Chester Funds—Vanguard PRIMECAP Fund (8) 100 Vanguard Boulevard Malvern, PA 19355	43,500,600	—	43,500,600	7.11%
Steven R. Appleton (9)	391,438	1,395,000	1,786,438	*
James W. Bagley	—	70,815	70,815	*
D. Mark Durcan (10)	65,462	996,250	1,061,712	*
Ronald C. Foster	—	10,000	10,000	*
Roderic W. Lewis	46,515	996,250	1,042,765	*
Robert A. Lothrop (11)	89,288	65,933	155,221	*
Thomas T. Nicholson (12)	2,815,940	70,815	2,886,755	*
Michael W. Sadler	24,280	867,750	892,030	*
Gordon C. Smith (13)	6,113	26,000	32,113	*
Wilbur G. Stover, Jr. (14)	22,000	935,125	957,125	*
William P. Weber	73,848	45,000	118,848	*
All directors and executive officers as a group (16 persons)	4,099,926	8,126,163	12,226,089	2.0%

*
Represents less than 1% of shares outstanding

(1)
Excludes shares that may be acquired through the exercise of outstanding stock options.

(2)
Represents shares that an individual or entity has a right to acquire within 60 days of September 20, 2004.

(3)
For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity, but are not deemed to be outstanding for the purpose of calculating the Percent of Class of any other person or entity.

(4)
Capital Research and Management Company has sole dispositive power and no voting power with respect to all shares. Shares in the "Right to Acquire" column reflect 3,817,440 shares issuable upon conversion of $45,000,000 principal amount of the Company's 2.5% Convertible Notes due February 1, 2010. This information is taken from Schedule 13G dated December 31, 2003.

(5)
Citigroup Global Markets Holdings, Inc. has shared voting and dispositive power with respect to all shares. This information is based upon correspondence between the Company and Citigroup dated September 22, 2004.

(6)
Growth Fund of America, Inc. has sole voting power and no dispositive power with respect to the shares listed. Growth Fund of America, Inc. is advised by Capital Research and Management Company. This information is taken from Schedule 13G dated December 31, 2003.

(7)
Intel Capital Corporation holds non-voting stock rights exchangeable, at its option, into 33,860,045 shares of the Company's Common Stock.

(8)
As of August 31, 2004, Vanguard Chester Funds—Vanguard PRIMECAP Fund has sole voting power as to the shares listed. PRIMECAP Management Company has dispositive power as to the shares listed. This information is taken from correspondence between the Company and The Vanguard Group dated September 21, 2004.

(9)
Includes 20,000 shares beneficially owned by Mesa L.P.

(10)
Includes 3,101 shares owned by Mr. Durcan's spouse and 61,881 held by C & E Partners L.P.

(11)
Includes 82,464 shares beneficially owned in joint tenancy with Mr. Lothrop's spouse and 848 shares beneficially owned by Mr. Lothrop's spouse.

(12)
Includes 200,000 shares beneficially owned by Blacks Creek Ltd. Partnership; 33,340 shares beneficially owned by Mr. Nicholson's spouse; 10,000 shares beneficially owned by MN II, Inc.; 8,000 shares beneficially owned by Mountain View Equipment Company; and 1,700 shares beneficially owned by the Peregrine Fund.

(13)
All shares are beneficially owned by G.C. Smith LLC.

(14)
Includes 3,900 shares beneficially owned by Mr. Stover's minor children.

BUSINESS TO BE TRANSACTED

PROPOSAL 1. ELECTION OF DIRECTORS

Nominees

        The Company's Bylaws currently provide for seven directors and it is contemplated that a board of seven directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's seven nominees named below, all of whom are presently directors of the Company. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until such person's successor has been elected and qualified, except in the case of earlier resignation or removal. Officers are appointed annually by the Board of Directors and serve until their successors are duly chosen and qualified, except in case of earlier resignation or removal. The names of the seven nominees and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Served as a Director Since
Steven R. Appleton	44	Chairman, Chief Executive Officer and President of the Company	1994	(1)
James W. Bagley	65	Chairman and Chief Executive Officer of Lam Research Corporation	1997
Ronald C. Foster	54	Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation	2004
Robert A. Lothrop	78	Retired, former Senior Vice President of J.R. Simplot Company	1994	(2)
Thomas T. Nicholson	68	Vice President and member of the Board of Directors of Honda of Seattle and Toyota of Seattle and Vice President of Mountain View Equipment Company	1980
Gordon C. Smith	75	Chairman and Chief Executive Officer of G.C. Smith, LLC	1990	(3)
William P. Weber	64	Retired, former Vice Chairman of Texas Instruments Incorporated	1998

(1)
Mr. Appleton also served as a member of the Board of Directors of the Company between April 1991 and July 1992.

(2)
Mr. Lothrop also served as a member of the Board of Directors of the Company between August 1986 and July 1992.

(3)
Mr. Smith also served as a member of the Board of Directors of the Company between February 1982 and February 1984.

        Set forth below are the principal occupations of the nominees for at least the past five years:

        Steven R. Appleton joined the Company in February 1983 and has served in various capacities with the Company and its subsidiaries. Mr. Appleton first became an officer of the Company in August 1989 and has served in various officer positions with the Company since that time. From April 1991 until July 1992 and since May 1994, Mr. Appleton has served on the Company's Board of Directors. Since September 1994, Mr. Appleton has served as the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Mr. Appleton is a member of the Board of Directors of National

Semiconductor Corporation. Mr. Appleton holds a BA in Business Management from Boise State University.

        James W. Bagley became the Chairman and Chief Executive Officer of Lam Research Corporation ("Lam"), a supplier of semiconductor manufacturing equipment, in August 1997. Mr. Bagley is a member of the Board of Directors of Teradyne, Inc. He has served on the Company's Board of Directors since June 1997. Mr. Bagley holds a BS and MS in Electrical Engineering from Mississippi State University.

        Ronald C. Foster joined the Board of Directors in June 2004. Since February 2003, Mr. Foster has served as Executive Vice President and Chief Financial Officer of JDS Uniphase Corporation. From November 1998 to February 2003, Mr. Foster served in various management positions with Novell Corporation, including three years as Senior Vice President and Chief Financial Officer. Mr. Foster has an MBA from the University of Chicago and a BA in Economics from Whitman College. Mr. Foster serves on the Board's Audit Committee.

        Robert A. Lothrop served as Senior Vice President of J.R. Simplot Company, an agribusiness company, from January 1986 until his retirement in January 1991. From August 1986 until July 1992 and since May 1994, Mr. Lothrop has served on the Board of Directors of the Company. Mr. Lothrop holds a BS in Engineering from the University of Idaho. Mr. Lothrop serves on the Board's Audit Committee and the Governance and Compensation Committee.

        Thomas T. Nicholson has served as Vice President and a Director of Honda of Seattle and Toyota of Seattle since 1988. Mr. Nicholson served from 1982 to May 2000 as President, and since May 2000 as Vice President, of Mountain View Equipment Company. He has served on the Company's Board of Directors since May 1980. Mr. Nicholson holds a BS in Agriculture from the University of Idaho. Mr. Nicholson serves on the Board's Governance and Compensation Committee. He resigned from the Audit Committee effective October 15, 2004.

        Gordon C. Smith has served as Chairman and Chief Executive Officer of G.C. Smith L.L.C., a holding company for ranch operations and other investments, since May 2000. From July 1980 to March 1994, Mr. Smith served in various management positions with J.R. Simplot Company, including four years as President and Chief Executive Officer, and seven years as Chief Financial Officer. From February 1982 until February 1984 and since September 1990, he has served on the Company's Board of Directors. Mr. Smith holds a BS in Accounting from Idaho State University. Mr. Smith is the Chairman of the Board's Audit Committee.

        William P. Weber served in various capacities with Texas Instruments Incorporated, a semiconductor manufacturing company, and its subsidiaries from 1962 until April 1998. From December 1986 until December 1993, he served as the President of Texas Instruments' worldwide semiconductor operations and from December 1993 until his retirement in April 1998, he served as Vice Chairman of Texas Instruments Incorporated. He has served on the Company's Board of Directors since July 1998. Mr. Weber holds a BS in Engineering from Lamar University and a MS in Engineering from Southern Methodist University. Mr. Weber is the Chairman of the Board's Governance and Compensation Committee.

        There is no family relationship between any director or executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than 10% of the Common Stock of the Company, to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange ("NYSE"). Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than 10% beneficial owners complied with all applicable filing requirements during the fiscal year ended September 2, 2004.

Certain Relationships and Related Transactions

        During fiscal 2004, the Company paid $71.3 million to Lam Research Corporation for semiconductor manufacturing equipment and related services. Mr. Bagley is the Chairman and Chief Executive Officer of Lam Research Corporation.

        The Company paid $3.5 million to Texas Instruments Incorporated ("TI") for components, spare parts, and software and information technology services during the period August 29, 2003, to November 18, 2003. TI owned more than 5% of the Company's outstanding Common Stock before reducing its holdings below 5% on November 18, 2003.

        During fiscal 2004, the Grove Hotel and Bank of America Centre in Boise, Idaho, received approximately $325,000 for business conducted with the Company. The Company uses the Grove Hotel for business visitors and conferences, and leases a suite for events at the Bank of America Centre. Mr. Appleton has an interest in the limited liability company that is a minority owner of the Grove Hotel and Bank of America Centre.

        During fiscal 2004, the Company received $450.0 million in cash from Intel Corporation ("Intel") in exchange for the issuance of stock rights exchangeable at Intel's option into approximately 33.9 million shares of the Company's Common Stock. In conjunction with the issuance of the stock rights, the Company agreed to achieve operational objectives through May 2005. In the event the Company fails to achieve certain 2005 milestones and the Company's Common Stock price is below Intel's original purchase price of $13.29, the Company could be obligated to pay Intel amounts not to exceed $135 million, a substantial portion of which is payable, at the Company's election, in the Company's Common Stock. The Company received $71.4 million from Intel for purchases of the Company's memory products in fiscal 2004 after Intel acquired the rights to the Company's Common Stock. In addition, during fiscal 2004, the Company entered into a technology development agreement with Intel. Pursuant to this agreement, the Company will make four payments to Intel of $3.5 million beginning in fiscal 2005 and ending in fiscal 2007.

Board Meetings and Committees

        The Board of Directors of the Company held five meetings during fiscal 2004. In fiscal 2004, the Board of Directors had a standing Audit Committee and a standing Governance and Compensation Committee. During fiscal 2004, the Audit Committee met ten times and the Governance and Compensation Committee met five times. All incumbent directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which they served, during fiscal 2004. All incumbent directors attended the Company's Annual Meeting of Shareholders in 2003.

        All committees of Board of Directors have written charters that comply with current federal and NYSE rules relating to corporate governance matters. Copies of the committee charters as well as the Company's Corporate Governance Guidelines are available on the Corporate Governance page of the Company's website at www.micron.com. The Board has determined that the members of the Audit Committee and the members of the Governance and Compensation Committee satisfy the independence requirements of applicable federal laws and the listing standards of the NYSE for such committees.

  Audit Committee

        Messrs. Lothrop, Nicholson and Smith served on the Audit Committee in fiscal 2004. Effective as of October 15, 2004, Mr. Nicholson resigned from the Audit Committee and Mr. Foster was appointed to the Audit Committee. Mr. Smith is the Chairman of the Audit Committee. The Board has determined that each of Messrs. Smith and Foster qualify as an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission. The purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and its independent auditors. The Audit Committee is also responsible for preparing the Audit Committee report that is included in the Company's annual Proxy Statement. See "Report of the Audit Committee of the Board of Directors."

  Governance and Compensation Committee

        Messrs. Lothrop, Nicholson and Weber serve on the Governance and Compensation Committee which is a standing committee of the Board of Directors. Mr. Weber is the Chairman of the Governance and Compensation Committee. Each member of the Committee is independent within the meaning of the NYSE listing requirements applicable to members of a listed company's nominating/corporate governance committee. The Governance and Compensation Committee is responsible for reviewing and approving the compensation for the Company's officers. See "Report of the Governance and Compensation Committee of the Board of Directors Regarding Executive Compensation." The responsibilities of the Governance and Compensation Committee also include assisting the Board in discharging its duties with respect to (i) the identification and selection of nominees to the Company's Board of Directors and (ii) the development of Corporate Governance Guidelines for the Company. The complete duties and responsibilities of the Governance and Compensation Committee are set forth in its written charter, which is available to shareholders of the Company at www.micron.com (see About, Corporate Governance, Governance and Compensation Committee).

        The Governance and Compensation Committee is responsible for identifying nominees for the Company's Board of Directors. There are no minimum qualifications that nominees must possess but the following factors are strongly considered by the Governance and Compensation Committee in making its recommendations: substantial experience in the semiconductor industry or related industries; strong business acumen and judgment; excellent interpersonal skills; business relationships with key individuals in industry, government and education that may be of significant assistance to the Company and its operations; familiarity with accounting rules and practices; and "independence" as defined and required by NYSE Listing Application Standards and relevant rules and regulations of the SEC. During fiscal 2004, the Board of Directors determined that it would be advisable to add an additional member to the Board. The Governance and Compensation Committee engaged a third party executive search firm to assist the Governance and Compensation Committee in the identification and evaluation of potential candidates to the Company's Board of Directors. As a result of such executive search firm's review and recommendation, Mr. Foster was added to the Company's Board of Directors in June of 2004.

        The Governance and Compensation Committee will consider director nominee recommendations from shareholders. Shareholder recommendations are subject to the same criteria used to evaluate other candidates. Shareholders wishing to recommend a prospective nominee should submit the candidate's name and qualifications to the Company's Corporate Secretary at corporatesecretary@micron.com. The Company's Bylaws contain the provisions that address the process by which a shareholder may actually nominate an individual to stand for election to the Company's Board of Directors. A copy of the Company's Bylaws can be found on the Corporate Governance page of its website at www.micron.com. During fiscal 2004, the Company received no director nominations from shareholders.

  Executive Sessions

        The Board of Directors meets regularly in executive sessions in which only non-employee directors are present. On September 28, 2004, Mr. Bagley was reappointed to preside at these executive sessions for fiscal 2005. Shareholders wishing to communicate with the non-employee directors as a group may contact Mr. Bagley at Lam Research Corporation, 4650 Cushing Parkway Fremont, CA 94538 or call (510) 572-0200.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table summarizes compensation earned by the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers during fiscal 2004 (collectively, the "Named Executive Officers") for all services rendered to the Company and its subsidiaries for each of the last three completed fiscal years:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Options Granted (3)	All Other Compensation (4)
Steven R. Appleton (5) Chairman, CEO & President	2004 2003 2002	$600,000 0 110,777	$686,311 0 0	600,000 680,000 400,000	$260,870 0 0
D. Mark Durcan CTO & Vice President of Research & Development	2004 2003 2002	347,386 291,600 296,585	515,178 5,950 7,183	250,000 340,000 300,000	128,645 1,500 1,500
Roderic W. Lewis Vice President of Legal Affairs, General Counsel & Corporate Secretary	2004 2003 2002	325,219 271,350 275,989	509,972 0 0	250,000 340,000 300,000	140,199 11,610 11,415
Michael W. Sadler Vice President of Worldwide Sales	2004 2003 2002	323,262 271,350 275,989	516,655 0 0	250,000 340,000 300,000	33,286 1,500 1,500
Wilbur G. Stover, Jr. Vice President of Finance & CFO	2004 2003 2002	385,985 324,000 329,539	477,584 0 0	225,000 340,000 300,000	171,026 1,500 1,500

(1)
Includes compensation deferred by the named executive under the Company's 401(k) retirement plan. All amounts reflect a 10% reduction in salary effective June 24, 2001, and an additional 10% reduction in salary effective October 28, 2001. Salaries for the above named executives were reinstated effective December 5, 2003.

(2)
Bonuses earned with respect to the achievement of 2004 performance goals for Messrs. Appleton, Durcan, Lewis, Sadler and Stover were $671,458, $503,593, $503,593, $503,593 and $470,020, respectively. Profit sharing amounts for fiscal 2004 for Messrs. Appleton, Durcan, Lewis, Sadler and Stover were $14,853, $6,835, $6,379, $6,379 and $7,563, respectively. Amounts also include patent bonuses for Mr. Durcan totaling $4,750 and sales bonuses for Mr. Sadler totaling $6,683.

(3)
Includes options to purchase shares of the Company's Common Stock under the Company's 1994 Stock Option Plan and 2001 Stock Option Plan.

(4)
Amounts for the Named Executive Officers include executive bonuses previously earned but unpaid with respect to fiscal 1997 performance. Bonus amounts paid on December 23, 2003, relating to fiscal 1997 performance for Messrs. Appleton, Durcan, Lewis, Sadler and Stover were $211,908, $127,145, $127,145, $31,786 and $169,526, respectively. See the subheading "Executive Bonus Plan" under the "Report of the Governance and Compensation Committee of the Board of Directors Regarding Executive Compensation" for an explanation regarding the payment of bonuses in fiscal 2004 for amounts earned for fiscal 1997 performance. Amounts for Mr. Appleton also include (i) Company contributions in the amount of $3,000 under the Company's 401(k) retirement plan and (ii) payments under the Company's time-off plan for time accrued in excess of 999 hours. Amounts for Messrs. Durcan, Sadler and Stover also include Company contributions in the amount of $1,500 under the Company's 401(k) retirement plan. Amounts for Mr. Lewis also include (i) Company contributions in the amount of $1,500 per year under the Company's 401(k) retirement plan and (ii) payments under the Company's time-off plan for time accrued in excess of 999 hours.

(5)
Salary amounts for Mr. Appleton reflect the fact that from October 28, 2001, through December 4, 2003, he received no salary.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table provides information regarding options to purchase the Company's Common Stock granted to the Named Executive Officers in fiscal 2004:

		Percent of Total Options Granted to Employees in Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Exercise or Base Price Per Share (2)
Name	Options Granted (1)				Expiration Date
						5%	10%
Steven R. Appleton	300,000 300,000	1.37 1.37	% %	$14.35 15.91	9/23/2013 3/29/2014	$2,707,391 3,001,714	$6,861,061 7,606,933
D. Mark Durcan	125,000 125,000	0.57 0.57	% %	14.35 15.91	9/23/2013 3/29/2014	1,128,080 1,250,714	2,858,776 3,169,555
Roderic W. Lewis	125,000 125,000	0.57 0.57	% %	14.35 15.91	9/23/2013 3/29/2014	1,128,080 1,250,714	2,858,776 3,169,555
Michael W. Sadler	125,000 125,000	0.57 0.57	% %	14.35 15.91	9/23/2013 3/29/2014	1,128,080 1,250,714	2,858,776 3,169,555
Wilbur G. Stover, Jr.	112,500 112,500	0.51 0.51	% %	14.35 15.91	9/23/2013 3/29/2014	1,015,272 1,125,643	2,572,898 2,852,600

(1)
Options vest 25% per year over a four year period.

(2)
All options were granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The fair market value as stated in the Company's 2001 Stock Option Plan is the average closing price as quoted on the NYSE for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the administrator deems reliable.

(3)
Potential realizable value is based on an assumption that the stock price for the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Potential realizable value is shown net of exercise price. The numbers are calculated based on the regulations promulgated by the SEC and do not reflect the Company's estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table provides information regarding option exercises in fiscal 2004 by the Named Executive Officers and the value of such officers' unexercised options at September 2, 2004:

			Number of Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End (1)
Number of Shares Acquired on Exercise
Name		Value Realized	Exercisable (E) Unexercisable (U)		Exercisable (E) Unexercisable (U)
Steven R. Appleton	—	$—	1,070,000 1,310,000	(E) (U)	$49,800 149,400	(E) (U)
D. Mark Durcan	—	—	815,000 655,000	(E) (U)	24,900 74,700	(E) (U)
Roderic W. Lewis	—	—	815,000 655,000	(E) (U)	24,900 74,700	(E) (U)
Michael W. Sadler	—	—	686,500 667,500	(E) (U)	24,900 74,700	(E) (U)
Wilbur G. Stover, Jr.	—	—	757,000 630,000	(E) (U)	24,900 74,700	(E) (U)

(1)
Represents the value of the options based on the difference between the exercise price of the options and $11.65, the closing price of the Company's Common Stock on September 2, 2004.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of September 2, 2004, regarding Common Stock that may be issued pursuant to the Company's equity compensation plans:

	(a) Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	(b) Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights	(c) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Shareholders (1)	66,799,265	$24.03	32,157,875	(2)
Equity Compensation Plans
Not Approved by Shareholders (3)(4)	39,504,075	18.29	13,784,727

Totals	106,303,340	21.90	45,942,602

(1)
Reflects shares issuable upon exercise of options granted pursuant to the Company's 1994 Stock Option Plan, 2001 Stock Option Plan and rights under the 1998 Director's Stock Incentive Plan.

(2)
Reflects 3,492,388 shares reserved for issuance under the Company's Employee Stock Purchase Plan.

(3)
Reflects shares issuable upon exercise of options granted pursuant to the Company's Nonstatutory Stock Option Plan, 1998 Nonstatutory Option Plan and 1997 Nonstatutory Option Plan. Options granted under the aforementioned plans have terms of ten years. The exercise price and the vesting schedule of options granted under the Nonstatutory Plans are determined by the administrators of the plans or the Company's Board of Directors. Executive officers and directors do not participate in the aforementioned plans. Also reflects 1,000,000 shares reserved for issuance under the Company's 2002 Employment Inducement Stock Option Plan. As of September 2, 2004, no options had been granted under the 2002 Employee Inducement Stock Option Plan.

(4)
Does not include 19,577 shares with a weighted-average exercise price of $5.25 issuable upon exercise of options outstanding under the Rendition 1994 Equity Incentive Plan. This plan was assumed by the Company in connection with its acquisition of Rendition, Inc. in September 1998. Does not include 84,244 shares with a weighted-average exercise price of $0.87 issuable upon exercise of options outstanding under the Micron Quantum Devices ("MQD") 1996 Stock Option Plan. This plan was assumed by the Company in connection with the merger of MQD (a former subsidiary of the Company) into the Company in February 1998.

Compensation of Directors

        Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company are entitled to receive an annual retainer of $50,000. Pursuant to the Company's 1998 Non-Employee Directors Stock Incentive Plan ("DSIP"), non-employee directors may elect to take some or all of their annual retainer in the form of cash, shares of Common Stock or deferred rights to receive Common Stock upon termination as a director. As of September 20, 2004, each of Messrs. Bagley and Nicholson had deferred rights to receive 13,815 shares of Common Stock under the DSIP, Mr. Lothrop had deferred rights to receive 8,933 shares of Common Stock. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings. The chairman of the Audit Committee and the chairman of the Governance and Compensation Committee each receive $10,000 per year for their service as committee chairman. Except for the foregoing, directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

        In June 1997, the Board of Directors approved a program whereby non-employee directors are granted (i) an initial option to purchase 10,000 shares upon the later of the date of their appointment to the Board or June 30, 1997, the date on which resolutions approving the program were passed by the Board of Directors, and (ii) each year thereafter, an annual option grant. In February 2003, the amount of the annual option grant was increased from 10,000 to 15,000 shares beginning with the fiscal 2004 grant. The options granted to the non-employee directors are fully vested on the date of grant and have an exercise price equal to the fair market value at the date of grant. As of September 20, 2004, each of Messrs. Bagley, Lothrop and Nicholson had options outstanding to purchase 57,000 shares at a weighted-average exercise price of $29.96 per share. Mr. Weber had options outstanding to purchase 45,000 shares at a weighted-average exercise price of $30.75. Mr. Smith had options outstanding to purchase 26,000 shares at a weighted-average exercise price of $46.04 per share, and Mr. Foster had options outstanding to purchase 10,000 shares at a weighted-average exercise price of $13.73.

        Mr. Lothrop has entered into an agreement with the Company pursuant to which his receipt of the director fees he earned prior to January 1999 is deferred until the first business day of the calendar year in which he no longer serves as a director of the Company. Deferred amounts, in the case of his termination of service as a director, are paid in five annual installments. In the event of death, the balance then owed is paid in a single sum as soon as practicable following death. All amounts deferred are recorded as a liability in the records of the Company. Such amounts accrue interest monthly at a rate equal to the Company's average investment portfolio yield for such month.

Termination of Employment Agreements and Change in Control Arrangement

  Severance Agreements

        The Company has entered into Severance Agreements with each of the Company's Named Executive Officers relating to termination of employment or status as an officer of the Company and compensation upon such termination. The Severance Agreements allow either the Company or the officer to terminate the officer's employment with the Company or the officer's status as an officer of the Company, for any reason (including death), voluntary or involuntary, with or without cause. The Severance Agreements generally provide for a "Transition Period" which begins upon termination of the officer's employment with the Company or status as an officer of the Company and ends after a period of 184 days plus any unused time the officer had remaining under the Company's time-off plan, even if the officer dies during the Transition Period. Provided the officer complies with noncompetition obligations following employment and the terms of the Severance Agreement, the officer is entitled to receive compensation during the Transition Period equivalent to all benefits customarily provided to such officer while employed including, but not limited to, salary, bonuses, executive bonuses, benefits and continued vesting of any granted stock options. "Customarily provided" refers to the Company's practices and plans with respect to the officer's benefits and compensation in effect as of the date of the officer's date of termination of employment or status as an officer ("Termination Date"). However, such terminated officers are not entitled to any new grants of interest in future executive bonus pools, any new grants of stock options, or the payment of any compensation that would be deferred past the Transition Period due to payment criteria of an incentive program, as those criteria existed as of the Termination Date.

  Change in Control Arrangement

        On October 31, 1988, the Company's Board of Directors adopted an arrangement whereby, upon any change in control of the Company, all unvested shares and options shall vest, and all unpaid bonuses subject to installments shall be immediately due and payable. "Change in Control" is defined under this arrangement to mean the acquisition by any person or entity, directly, indirectly or beneficially, acting alone or in concert, of more than 35% of the Common Stock of the Company then outstanding.

Board Committee Reports

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports by the Audit and the Governance and Compensation Committees of the Board of Directors and the performance graph set forth herein shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        This report has been prepared by the Audit Committee of the Board of Directors. During fiscal 2004, the Audit Committee was comprised of Messrs. Lothrop, Nicholson and Smith. Mr. Smith serves as Chairman of the Committee and the Board determined that Mr. Smith qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that the members of the Audit Committee satisfy the independence requirements of applicable federal laws and the listing standards of the NYSE.

        The purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and its independent auditors. The Audit Committee is also responsible for preparing this report for inclusion in the Proxy Statement.

        We have reviewed and discussed the Company's audited financial statements with the Company's management, which has primary responsibility for such financial statements. PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditor for fiscal 2004, has expressed in the Company's Annual Report on Form 10-K its opinion as to the conformity of the Company's consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). PwC has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PwC its independence. The Audit Committee also concluded that PwC's provision of non-audit services to the Company, as described below, is compatible with PwC's independence.

        Fees charged to the Company for services performed by PwC for fiscal 2004 and 2003 were as follows:

	2004	2003
	(amounts in millions)
Audit fees	$1.4	$1.4
Audit-related fees	0.0	0.0
Tax fees	0.6	0.6
All other fees	0.0	0.0

	$2.0	$2.0

        Non-audit services performed by PwC are approved by the Audit Committee in advance of any service being provided. Non-audit services to be performed by PwC in fiscal 2005 include tax services, expatriate tax services and services relating to stock option matters at the Company's international subsidiaries.

        On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for fiscal 2004; appointed PwC as the independent public accountants of the Company for the Company's fiscal year ending September 1, 2005, and approved and authorized PwC to carry out and perform certain specified non-audit services for the Company in fiscal 2005.

        While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for (i) preparing the Company's consolidated financial statements and for the reporting process in general, and (ii) establishing and maintaining internal controls. Similarly, it is the responsibility of the independent accountants, and not the Audit Committee, to conduct the audit of the Company's consolidated financial statements and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

        Audit Committee of the Board of Directors,

Robert A. Lothrop Thomas T. Nicholson Gordon C. Smith

REPORT OF THE GOVERNANCE AND COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION

Governance and Compensation Committee

        This report has been prepared by the Governance and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). Messrs. Lothrop, Nicholson and Weber served as members of the Compensation Committee during fiscal 2004. Mr. Weber was the Chairman of the Compensation Committee in fiscal 2004. Each of the members of the Compensation Committee are independent, as such term is defined under existing NYSE listing standards. The Compensation Committee meets at least annually or more frequently as the Company's Board of Directors may request. During fiscal 2004, the Compensation Committee met five times. In fiscal 2004, the Compensation Committee's responsibilities included, among others, the review of executive officer compensation. Compensation for the Company's executive officers for fiscal 2004, including base salary, performance bonuses, stock option grants, and other compensation, were determined by the Compensation Committee and reviewed and approved by the Company's Board of Directors.

Executive Officer Compensation

        The executive officer compensation programs utilized by the Company in fiscal 2004 are described below for the purpose of providing a general understanding of the various components of executive officer compensation.

  Purpose

        Executive officer compensation programs of the Company are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company.

  Cash Compensation

        Base Salary.    Base salaries are established primarily upon an evaluation of the executive officer's position and contributions to the Company, including (i) individual performance, (ii) level of responsibility, both in absolute terms and relative to other officers within the Company, (iii) technical expertise, (iv) Company performance, (v) length of service and (vi) competitive market compensation levels. In June of 2001 base salaries of Company officers were reduced by ten percent as a result of industry conditions and Company performance. Similarly, in October of 2001, base salaries for Company officers were reduced by an additional ten percent for the same reasons. In fiscal 2004, following a return to consolidated, net after-tax profitability in its first fiscal quarter, the Compensation Committee reviewed the executive officers' base salaries, with the assistance of professional compensation advisors. Based on the recommendations of such outside professional advisors, and taking into account the foregoing factors and the Company's return to consolidated, net after-tax profitability, the Compensation Committee reinstated executive officer base salaries to their 2001 "pre-reduction" levels.

        Executive Bonus Plan.    Cash bonuses to executive officers are intended to reward executive officers for the Company's financial performance during each fiscal year. Accordingly, bonuses are determined based on performance criteria established at the beginning of each fiscal year, formulated primarily as a percentage of the Company's net after-tax profits at the end of the fiscal year ("Executive Bonus Pool"). Participants are then assigned a percentage of the Executive Bonus Pool at the beginning of each fiscal year according to an analysis of each executive officer's contribution to the Company according to the same criteria utilized to determine base salary.

        1997 Bonuses.    Performance bonuses awarded for fiscal years prior to fiscal 2000 were paid generally in five annual installments and were subject to payment restrictions, including the restriction that the Company be profitable in the fiscal quarter immediately preceding the payment of each installment, as described in "Payment/Exercise Restrictions" below. Four installments of the fiscal 1997 performance bonus were paid through fiscal 2000. The fifth and final installment was not paid due to lack of Company profitability during fiscal years 2001, 2002 and 2003. When the Company returned to profitability at the end of its first fiscal quarter for 2004, the final installment of the 1997 bonus award became payable. Accordingly, amounts reported for fiscal 2004 include the payment on December 23, 2003, of performance bonuses for fiscal 1997.

        2004 Bonuses.    The performance bonuses for fiscal 2004 were paid in a single payment on October 1, 2004, as a result of the achievement of the Company's fiscal 2004 financial performance. The specific bonuses paid to executive officers, including the chief executive officer, were the result of the pre-established percentages for fiscal 2004 being applied to the Company's fiscal 2004 Executive Bonus Pool.

        For fiscal 2005, the Compensation Committee reviewed the structure of the executive officer performance bonus program and, based in part upon the advice and recommendations of professional compensation advisors, recommended that such program be revised for fiscal 2005. The revised program, which is based on financial and non-financial metrics measured on a Company-wide, business unit and/or individual basis, is subject to shareholder approval and is described and set forth in Proposal 4 to this Proxy Statement.

        Profit Sharing.    The Company distributes 10% of the Company's quarterly consolidated net after-tax profits to eligible employees of the Company pursuant to a profit sharing program. In their capacity as employees of the Company, executive officers participate in such profit sharing program. The amount that each executive officer receives is determined by a formula, primarily based on the executive officer's base salary relative to total base salaries for all U.S. employees.

        Incentive Bonuses.    From time to time, incentive cash bonuses are approved for payment to employees, including executive officers, for the achievement of milestones or the completion of projects identified as contributing substantially to the Company's success and the attainment of technological advances.

  Equity Compensation

        In order to provide incentive to the executive officers of the Company related to long-term growth in the value of the Company's Common Stock, the Company issues stock options to such persons under the Company's (i) 1994 Stock Option Plan, and (ii) 2001 Stock Option Plan (collectively, the "Stock Plans"). The determination of who received stock options under the Stock Plans for fiscal year 2004 and the number of stock options granted to each such recipient was based upon the same criteria utilized to determine base salary. For fiscal year 2005, the Compensation Committee re-evaluated the use of stock options as the Company's sole long-term incentive vehicle and, based in part on upon the advice and recommendations of professional compensation advisors, recommended that alternative equity awards be available for use in fiscal 2005. As a result, shareholders are being asked to approve the Company's 2004 Equity Incentive Plan at the 2004 Annual Meeting. The 2004 Equity Incentive Plan permits the Company to issue a variety of equity-based awards to its employees, including executive officers. The revised program, which permits various forms of long-term incentives and is not limited solely to stock options, is described and set forth under Proposal 3 to this Proxy Statement.

  Other Compensation

        In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans, including, but not limited to, a time-off plan. Under the time-off plan, all employees of the Company, including executive officers, are allowed to accumulate a predetermined nondiscriminatory number of hours for vacation, holiday, sick time, emergencies and personal needs. Executive officer participation in various professional organizations and associations may also be funded by the Company.

  Payment/Exercise Restrictions

        In an effort to encourage executive officers to remain employed by the Company and to promote Company performance, many compensation programs for executive officers contain provisions which subject the payment or realization of benefits under such programs to certain conditions. Examples of these conditions include: (i) the Company is profitable in the fiscal quarter immediately prior to payment or the payment is deferred until after the Company has a profitable quarter; (ii) the individual is employed by the Company or a subsidiary of the Company at the time of payment; and (iii) certification by the Compensation Committee for executive officer bonuses that relevant goals were achieved. Likewise, stock options granted to executive officers typically have a term of six to ten years and vest 25% each year for a period of four years from the date of grant.

CEO Compensation

        Steven R. Appleton's annual base salary was set at $800,000 in July 2000 and was based primarily on Mr. Appleton's overall and anticipated performance, the Company's performance and the Compensation Committee's assessment of the compensation practices of other semiconductor manufacturing companies. This was the first increase in Mr. Appleton's salary since July 1997. In June of 2001 base salaries of Company officers were reduced by ten percent as a result of industry conditions and Company performance. Similarly, in October of 2001, base salaries for Company officers were reduced by an additional ten percent. At the time of the second reduction, Mr. Appleton reduced his base salary to $0 until the Company returned to profitability. In fiscal year 2004, following a return to consolidated, net after-tax profitability in its first fiscal quarter, the Compensation Committee reviewed Mr. Appleton's base salary. Based on recommendations of professional compensation advisors, and taking into account the factors listed above under the heading "Base Salary," and the Company's return to consolidated, net after-tax profitability, the Compensation Committee reinstated Mr. Appleton's base salary to its "pre-reduction" level of $800,000.

        Mr. Appleton did not earn any cash bonus payments pursuant to the Company's executive bonus plan for fiscal 2001, 2002 or 2003. For fiscal 2004, Mr. Appleton earned a cash bonus of $671,458 based on his pre-determined percentage of the established bonus pool arising out of consolidated, net after-tax profits (as described under the heading "Executive Bonus Plan"). On December 23, 2003, Mr. Appleton received the fifth and final installment of the performance bonus related to fiscal 1997 in an amount equal to $211,908, the payment of which was conditional upon the Company's profitability. See the discussion under "Executive Bonus Plan" above.

        In fiscal 2004, Mr. Appleton was granted options to purchase 600,000 shares. The Company granted stock options to other executive officers at the same time. The Compensation Committee did not utilize a plan pursuant to which a predetermined number of stock options were allocated to Mr. Appleton. The number of the stock options granted to Mr. Appleton was based upon subjective and objective factors, such as his individual performance, his position in the Company relative to the other executive officers who received option grants on the same date, the Company's overall performance, his length of service with the Company, his past contributions to the success of the Company, his expected contributions to the future success of the Company and competitive market practices.

        Compensation Committee of the Board of Directors,

Robert A. Lothrop Thomas T. Nicholson William P. Weber

Compensation Committee Interlocks and Insider Participation

        During fiscal 2004, no members of the Governance and Compensation Committee (Messrs. Lothrop, Nicholson and Weber) were officers or employees of the Company or any of its subsidiaries. During fiscal 2004, no executive officer of the Company served on the compensation committee (or equivalent), or the board of directors of another entity whose executive officer(s) served on the Company's Compensation and Governance Committee.

PERFORMANCE GRAPH

        The following graph illustrates a five-year comparison of cumulative total returns for the Company's Common Stock, the S&P 500 Composite Index and the Philadelphia Semiconductor Index (SOX) from August 31, 1999, through August 31, 2004.

        Note: Management cautions that the stock price performance information shown in the graph below is provided as of fiscal year-end and may not be indicative of current stock price levels or future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MICRON TECHNOLOGY, INC., THE S&P 500 COMPOSITE INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX (SOX)

* $100 invested on 8/31/99 in stock or index-including reinvestment of dividends.

        The Company operates on a 52/53 week fiscal year which ends on the Thursday closest to August 31. Accordingly, the last day of the Company's fiscal year varies. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming an August 31 year-end. The performance graph assumes $100 invested on August 31, 1999, in Common Stock of Micron Technology, Inc., the S&P 500 Composite Index, and the Philadelphia Semiconductor Index (SOX). Any dividends paid during the period presented are assumed to be reinvested. The performance was plotted using the following data:

Performance Graph Data

	1999	2000	2001	2002	2003	2004
Micron Technology, Inc.	$100	$218	$100	$46	$38	$31
S&P 500 Composite Index	100	116	88	72	81	90
Philadelphia Semiconductor Index (SOX)	100	221	108	58	88	72

PROPOSAL 2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 4,000,000.

        The 1989 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in October 1988 and approved by the shareholders in January 1989. As of September 20, 2004, 22,007,612 shares had been purchased pursuant to the Purchase Plan and 3,492,388 shares were available for future issuance.

        On September 28, 2004, the Board of Directors recommended that the Purchase Plan be amended, subject to the approval of the Company's shareholders at the 2004 Annual Meeting, to increase the number of shares of Common Stock reserved for issuance thereunder from 25,500,000 to 29,500,000.

        A summary of the Purchase Plan is set forth below. The summary is qualified in its entirety by the full text of the Purchase Plan which is attached hereto as Appendix A.

Purpose

        The purpose of the Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan provides for one offering during each three-month period. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

Eligibility

        Persons who are employed by the Company or any subsidiary of the Company designated by the Company's Board of Directors, for at least twenty hours per week and five months per calendar year are eligible to participate in the Purchase Plan. The Purchase Plan provides that participants employed by any other designated subsidiary that is located outside of the United States, may be subject to different eligibility requirements, based upon the laws of their resident country. A description of the Board's authority to administer the Purchase Plan with respect to participants located in foreign countries is provided below. As of September 20, 2004, approximately 16,200 persons were eligible to participate in the Purchase Plan. Officers and Directors of the Company are not permitted to participate in the Purchase Plan.

Administration

        The Purchase Plan may be administered by the Board of Directors of the Company or by a committee of members of the Board, appointed by the Board. The administration, interpretation or application of the Purchase Plan by the Board or its committee is final, conclusive and binding. The Board or committee may adopt rules or procedures relating to the operation or administration of the Purchase Plan to accommodate the specific requirements of local laws and procedures in the case of a participating subsidiary that employs participants who reside outside of the United States. The Board or committee has the authority to establish one or more foreign sub-plans, which may be designed to be outside the scope of Section 423 of the Internal Revenue Code.

Offering Dates

        The Purchase Plan provides for one offering during each three-month period of the Purchase Plan. Each such offering period is of three months' duration. The offering periods commence on or about January 1, April 1, July 1, and October 1 of each year and terminate on the last trading day of each three-month offering period. The Board of Directors has the power to alter the duration of the offering periods without shareholder approval.

Participation In The Plan

        Eligible employees become participants in the Plan by submitting to the Company's Global Stock Plans office an online enrollment form authorizing payroll deductions prior to the offering period deadline. An employee who becomes eligible to participate in the Plan after the commencement of an offering may not participate in the Plan until the commencement of the next offering.

        The purchase price per share in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the first trading day of an offering period, or (ii) 85% of the fair market value of a share of Common Stock on the last trading day of the offering period. The fair market value of a share of Common Stock on a given date is based upon the reported closing price on the NYSE or a national market system (or the exchange with the greatest volume of trading in the Company's Common Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Board deems reliable. The fair market value of the Company's stock on September 20, 2004, was $12.76.

Payment Of Purchase Price; Payroll Deductions

        The purchase price of the shares is comprised of accumulated payroll deductions over the offering period. Deductions cannot exceed 20%, or such other rate as determined from time to time by the Board of Directors, of a participant's compensation. Participants may discontinue their participation at any time during an offering period, but may not otherwise change their rate of payroll deduction during an offering period. Payroll deductions commence on the first payday following the commencement of the offering period and continue at the same rate until the end of the offering period unless sooner terminated as provided in the Purchase Plan.

Purchase Of Stock; Exercise Of Option

        By executing an enrollment form to participate in the Purchase Plan, an employee is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an offering is that number of shares arrived at by dividing the accumulated payroll deductions withheld for the offering period by the lower of (i) 85% of the fair market value of a share of Common Stock on the first trading day of the offering period, or (ii) 85% of the fair market value of a share of Common Stock on the last trading day of the offering period, as long as the total number of shares issued to a participant of any offering period does not exceed 2,000 shares of Common Stock. See "Payment of Purchase Price; Payroll Deductions" for additional limitations on payroll deductions. Unless an employee's participation is discontinued, the participant's option to purchase shares is exercised automatically at the end of the offering period at the applicable price. See "Withdrawal."

        Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting stock or value of all classes of stock of the Company or its majority-owned subsidiaries (including stock which can be purchased through subscriptions under the Purchase Plan or pursuant to any other option), or if the grant of the option would permit the employee to buy pursuant to the Purchase Plan shares with a fair market value in excess of $25,000 in any calendar year (with the fair market value of the shares being measured at the beginning of an offering period).

        In addition to the individual limits set forth above, the Purchase Plan provides that 1,250,000 shares is the maximum aggregate number of shares that can be offered by the Company in any one offering period. In the event the number of shares placed under option at the beginning of an offering period exceeds 1,250,000 shares, a pro rata allocation of the shares available for purchase will be made in an as equitable a manner as is practicable.

Withdrawal

        While each participant in the Purchase Plan is required to sign an enrollment form authorizing payroll deductions, the participant's interest in a given offering can be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal is permitted at any time prior to the end of the applicable offering period.

        Any withdrawal by an employee of accumulated payroll deductions for a given offering automatically terminates the employee's interest in the offering. Unless an employee's participation is discontinued, the participant's option to purchase shares is exercised automatically at the end of the offering period, and the maximum number of full shares purchasable with the employee's accumulated payroll deductions is purchased for the employee at the applicable price.

        A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination Of Employment

        Termination of a participant's employment for any reason, including retirement or death, cancels the individual's participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account are returned without interest to such participant.

Adjustments Upon Changes In Capitalization

        The Purchase Plan provides that in the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of Common Stock, appropriate adjustments will be made by the Company in the shares subject to purchase and in the purchase price per share. In the event of a reorganization, sale or certain merger of the Company (as described more fully in the Purchase Plan) then in the discretion of the Board or the committee administering the Purchase Plan, (i) each outstanding option will be assumed, or an equivalent option substituted, by the successor corporation or its parent, or (ii) the offering period then in progress will be shortened by setting a new exercise date which will be on or before the date of the proposed transaction. If a new exercise date is set, the Company will provide each affiliated participant at least ten business days prior to the new exercise date notice that the original exercise date has been changed and that the participant's option will be automatically exercised on the new exercise date, unless the participant withdraws from the offering period, pursuant to the terms of the Purchase Plan.

Nonassignability

        No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned, or transferred for any reason and any attempt to do so may be treated by the Company as an election to withdraw from the Purchase Plan.

Reports

        Individual accounts are maintained for each participant in the Purchase Plan. Each participant receives, as promptly as practicable after the end of each offering period, a report of the individual's account, setting forth the total amount of payroll deductions accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

Amendment And Termination Of The Purchase Plan

        The Board of Directors has authority to amend or terminate the Purchase Plan. With certain exceptions, termination of the Purchase Plan shall not affect options previously granted, and an amendment shall not make any changes in any options granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without the approval of the holders of a majority of the shares of the Company entitled to vote if such amendment would increase the number of shares reserved under the Purchase Plan, materially modify the eligibility requirements, or materially increase the benefits which may accrue to participants under the Purchase Plan.

Registration Of Shares

        If the amendment to the Purchase Plan is approved by the Company's shareholders, the Company intends to register the additional shares reserved for issuance promptly after the 2004 Annual Meeting on Form S-8 Registration Statement under the Securities Act of 1933, as amended.

Federal Income Tax Consequences To The Company And To Participants

        The following discussion is limited to a summary of the U.S. federal income tax consequences of participation in the Purchase Plan. The tax consequences of participating in the Purchase Plan may vary according to country of participation. Also, the tax consequences of participating in the Purchase Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

        The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the Purchase Plan are taxable income to participants in the year in which the amounts otherwise would have been received, but the participants will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase Common Stock (on the first day of an offering period) or when the right to purchase Common Stock is exercised (on the last day of the offering period).

        If the participant holds the Common Stock purchased under the Purchase Plan for at least two years after the first day of the offering period in which the Common Stock was acquired (the "Enrollment Date") and for at least one year after the date that the Common Stock is purchased (the "Exercise Date"), when the participant disposes of the Common Stock he or she will recognize as ordinary income an amount equal to the lesser of:

  (i)
  the excess of the fair market value of the Common Stock on the date of disposition over the price paid for the Common Stock; or

  (ii)
  the fair market value of the Common Stock on the Enrollment Date multiplied by the original 15% discount.

        If the participant disposes of the Common Stock within two years after the Enrollment Date or within one year after the Exercise Date, he or she will recognize ordinary income equal to the fair market value of the Common Stock on the Exercise Date in which the Common Stock was acquired less the amount paid for the Common Stock. The ordinary income recognition pertains to any disposition of Common Stock acquired under the Purchase Plan (such as by sale, exchange or gift).

        Upon disposition of the Common Stock acquired under the Purchase Plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the Common Stock for at least one year. Otherwise, the capital gain or loss will be short-term.

        If the participant satisfies the statutory holding periods, described above, for Common Stock purchased under the Purchase Plan, the Company will not receive any deduction for federal income tax purposes. If the participant does not satisfy the holding periods, the Company will be entitled to a deduction in an amount equal to the amount that is considered ordinary income.

Plan Benefits

        Officers and Directors of the Company are not permitted to participate in the Purchase Plan. Since participation in the plan is voluntary and the Company is unable to predict the future value of the Company's Common Stock, we cannot presently determine the benefits or amounts that will be received in the future by any person or group under the Purchase Plan.

Vote Required To Approve The Amendment To The Purchase Plan

        Approval of the amendment to the Purchase Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock which are represented in person or by proxy at the 2004 Annual Meeting. If the amendment is approved by the shareholders, it will be effective as of its adoption by the shareholders.

        The Board of Directors recommends voting "FOR" approval of the amendment to the 1989 Employee Stock Purchase Plan.

PROPOSAL 3. APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN WITH 14,000,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER

        On October 13, 2004, the Board of Directors adopted the Micron Technology, Inc. 2004 Equity Incentive Plan, subject to shareholder approval at the 2004 Annual Meeting. The plan will be effective upon the date of the Annual Meeting if it is approved by the shareholders. The Company has reserved 14,000,000 shares of Common Stock for issuance pursuant to the 2004 Equity Incentive Plan. As of September 20, 2004, there were approximately 18,000 employees (including all current executive officers) eligible to participate in the 2004 Equity Incentive Plan.

        A summary of the plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Appendix B.

Purpose

        The purpose of the plan is to promote the Company's success by linking the personal interests of its employees, officers, directors and consultants to those of the Company's shareholders, and by providing participants with an incentive for outstanding performance.

        Permissible Awards.    The plan authorizes the grant of awards in any of the following forms:

  •
  Options to purchase shares of Common Stock, which may be nonstatutory stock options or incentive stock options under the U.S. Internal Revenue Code (the "Code"). The exercise price of an option granted under the plan may not be less than the fair market value of the Company's Common Stock on the date of grant.

  •
  Stock appreciation rights, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the base price of the stock appreciation right.

  •
  Performance shares, which are payable in Common Stock (or an equivalent value in cash or other property) upon the attainment of performance goals set by the Committee.

  •
  Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee.

  •
  Restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Committee.

  •
  Deferred stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions.

  •
  Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award.

  •
  Other stock-based awards in the discretion of the Committee, including unrestricted stock grants.

All awards will be evidenced by a written award certificate between the Company and the participant, which will include such provisions as may be specified by the Committee.

Shares Available for Awards

        Subject to adjustment as provided in the plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the plan is 14,000,000. The maximum number of shares that may be issued upon exercise of incentive stock options granted under the plan is 2,000,000. Except for shares surrendered to satisfy tax withholding obligations, only shares actually issued under the plan count against the total number of shares available under the plan. Each share issued pursuant to "full value" awards, such as restricted stock, unrestricted stock, restricted stock units, deferred stock units, performance shares, or other stock-based awards payable in stock reduces the number of shares available for grant by two shares.

Limitations on Awards

        The maximum number of shares of Common Stock that may be covered by options and stock appreciation rights granted under the plan to any one person during any one calendar year is 2,000,000. The maximum number of shares of Common Stock that may be granted under the plan in the form of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards under the plan to any one person during any one calendar year is 2,000,000.

Administration

        The plan will be administered by the Governance and Compensation Committee of the Board of Directors (the "Committee"). The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. The Board of Directors may at any time administer the plan. If it does so, it will have all the powers of the Committee under the plan.

        In addition, the Board or the Committee may expressly delegate to a special committee some or all of the Committee's authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers and are not reasonably anticipated to be become officers subject to the deduction limits of Section 162(m) of the Code.

Deductibility under Section 162(m)

        Pursuant to Section 162(m) of the Code, the Company may not deduct compensation in excess of $1,000,000 paid to its Chief Executive Officer and the four next most highly compensated executive officers unless such compensation is qualified performance-based compensation. The 2004 Equity Incentive Plan is designed to comply with Code Section 162(m) so that grants of market-priced options and stock appreciation rights under the plan, and other awards that are conditioned on performance goals as described below, will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible.

Performance Goals

        The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award. Performance goals are based on one or more financial, strategic and operational business criteria specified in the 2004 Equity Incentive Plan. Financial business criteria include, but are not limited to, net income as a percentage of net revenue, gross margin, return on invested capital, and R&D expense. Strategic and operational criteria include, but are not limited to, manufacturing efficiency (including yield enhancement and cycle time reduction), product life cycle management and sales price optimization. The business criteria that may be used for performance goals are specified in section 14.11(b) of the 2004 Equity Incentive Plan attached hereto as Appendix B.

        The Committee must establish such goals within the first 90 days after the beginning of the period for which such performance goal relates (or such other time as may be required or permitted under applicable tax regulations) and the Committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Mid-term adjustments of a performance formula are permitted only in the case of a corporate transaction or other event of the type that trigger an adjustment in stock based awards (as discussed below under "Adjustments").

        The Committee may provide with respect to a qualified performance-based award that any evaluation of performance include or exclude unusual and non-recurring financial events such as asset write-downs or impairment charges; litigation settlements; the effect of changes in tax laws or accounting principles affecting reported results; accruals for reorganization and restructuring programs; extraordinary nonrecurring items meriting special accounting treatment, as determined under generally accepted accounting principles; acquisitions or divestitures; and foreign exchange gains and losses. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries

        No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Committee may permit other transfers where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

Acceleration Upon Certain Events

        Unless otherwise provided in an award certificate or other governing document, upon the occurrence of a "change in control" of the company (as defined in the 2004 Equity Incentive Plan), all outstanding options and other awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will be fully earned based upon an assumed achievement of all relevant performance goals at "target" levels and there will be a pro-rata payout of such performance awards based upon the length of time within the performance period that has elapsed prior to the change in control.

        Unless otherwise provided in an award certificate or other governing document, if a participant's service terminates by reason of death or disability, all of such participant's outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will be fully earned based upon an assumed achievement of all relevant performance goals at "target" levels and there will be a pro-rata payout of such performance awards based upon the length of time within the performance period that has elapsed prior to the termination of service. In addition, the Committee may in its discretion accelerate awards for any other reason in its discretion. The Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments

        In the event of a stock split, a dividend payable in shares of Common Stock, or a combination or consolidation of the Common Stock into a lesser number of shares, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the Common Stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan (including the number of shares reserved for issuance and the annual grant limits) will be adjusted proportionately, and the Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

        The 2004 Equity Incentive Plan will be effective upon the date of the 2004 Annual Meeting if it is approved by the Company's shareholders. If so approved, the plan will terminate on November 18, 2014, unless earlier terminated by the Board or the Committee. The Board or the Committee may, at any time and from time to time, terminate or amend the plan, but if an amendment to the plan would materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially expand the class of participants eligible to participate in the plan, materially extend the term of the plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant.

        The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

        As indicated above under "Termination and Amendment," outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company's shareholders. The exchange of an "underwater" option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company's shareholders.

Certain Federal Tax Effects

        The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the plan and the subsequent sale of Common Stock acquired under the plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

        Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

        Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

        Stock Appreciation Rights.    A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

        Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

        Restricted Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of shares of Common

Stock in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

        Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a deferred stock unit award is granted. Upon issuance of shares of Common Stock in settlement of a deferred stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

        Performance Shares.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives settlement of the award, the fair market value of the shares of stock (or cash payment) will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Benefits to Named Executive Officers and Others

        No Awards will be granted under the plan unless and until the plan has been approved by the shareholders. All Awards under the plan will be made at the discretion of the Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the plan had been in effect.

Vote Required

        Approval of the 2004 Equity Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock that are represented in person or by proxy at the 2004 Annual Meeting. If the 2004 Equity Incentive Plan is approved by the shareholders, it will be effective as of the date of the 2004 Annual Meeting. If the shareholders do not approve the 2004 Equity Incentive Plan, it will not become effective.

        The Board of Directors recommends voting "FOR" approval of the 2004 Equity Incentive Plan.

PROPOSAL 4. APPROVAL OF THE EXECUTIVE OFFICER PERFORMANCE INCENTIVE PLAN

        On October 13, 2004, the Board of Directors adopted the Micron Technology, Inc. Executive Officer Performance Incentive Plan (the "Plan"), subject to shareholder approval at the 2004 Annual Meeting. The Plan will be effective for fiscal 2005, if approved by the shareholders. The Plan is intended to replace the Company's current executive bonus plan, which will be terminated upon shareholder approval of the proposed Plan.

        A summary of the Plan is set forth below. This summary is qualified in its entirety by the full text of the Plan, which is attached to this Proxy Statement as Appendix C.

Purpose

        The purpose of the Plan is to attract, retain, and reward qualified executives who are important to the Company's success by providing cash awards ("Awards") for outstanding performance at the individual, business-unit and Company-wide level. The Plan is intended, but not required, to provide qualified performance-based compensation in accordance with Section 162(m) of the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder ("Section 162(m)").

Eligible Participants

        Individuals who are eligible to participate in the Plan are the Company's Chief Executive Officer and its Vice Presidents ("Eligible Participants"), currently 15 persons. Actual participation by any given Eligible Participant for any particular performance period ("Participant") is determined by the Governance and Compensation Committee of the Board of Directors.

Administration

        The Plan will be administered by the Governance and Compensation Committee of the Board of Directors (the "Committee") and will qualify as an independent compensation committee under Section 162(m). The Committee will have full power and authority to construe, interpret and administer the Plan.

Deductibility under Section 162(m)

        Pursuant to Section 162(m), the Company may not deduct compensation expense in excess of $1,000,000 paid to its Chief Executive Officer and the four next most highly compensated executive officers unless such compensation is qualified performance based compensation. The Plan is designed so that those Awards conditioned on the satisfaction of pre-established, objective performance goals as described below will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible.

Performance Goals

        Awards are intended, but not required to be, qualified performance-based compensation pursuant to Section 162(m) of the Code. With respect to each performance period, the Committee will establish the following: (1) the length of the performance period with respect to each Participant (performance periods need not be the same for each Participant. Performance periods will coincide with the Company's fiscal year unless a shorter performance period is established; provided, however, in no event will a performance period be less than ninety (90) days for any Participant); (2) the Participants in the Plan for such period; (3) the specific Company, subsidiary, affiliate, group, division, unit, department, function and/or individual business criterion or criteria, or combination thereof, that will be measured with respect to each Participant; (4) the specific results, or range of results, to be achieved with respect to the selected criterion or criteria; (5) any special adjustments that may need to be applied in calculating whether the performance goals have been met to factor out extraordinary items; (6) the formula for calculating the awards under the Plan in relation to the performance goals (including instructions for extrapolating the amounts payable when performance results fall in a range between threshold, target and maximum goals), and; (7) the targeted bonus amounts or Awards (expressed in absolute terms or as a percentage of base compensation fixed at the time the performance formula is established) for each Participant.

        Performance goals are based on one or more financial strategic and/or operational business criteria specified in the Plan. Financial business criteria include, but are not limited to, net income as a percentage of net revenue, gross margin, return on invested capital, and R&D expense. Strategic and operational criteria include, but are not limited to, manufacturing efficiency (including yield enhancement and cycle time reduction), product life cycle management and sales price optimization. The business criteria that may be used for performance goals are specified in Section 5 of the Plan attached hereto as Appendix C.

        The Committee will establish performance goals within the first 90 days after the beginning of the measurement period for which such performance goal relates (or such other time as may be required or permitted under Section 162(m)).

Modification of Performance Goals

        With respect to Awards not intended to satisfy Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, including any acquisition, disposition or merger, or the manner in which the Company or a subsidiary or affiliate conducts its business, or other events or circumstances (including a change in a Participant's duties) render performance goals to be unsuitable for a performance period, the Committee may modify such performance period and/or performance goals in whole or in part, and/or such performance period, as the Committee deems appropriate.

        Subject to the requirements of Section 162(m), in the event the Company acquires or disposes of significant interests or assets, as more fully defined in Section 6 of the Plan attached hereto as Appendix C, the performance goals will be adjusted, as called for in the Plan, to reflect the business disposition or acquisition, effective as of the last day of the fiscal quarter immediately prior to the disposition or acquisition.

Acceleration Upon Certain Events

        Upon the occurrence of a "change in control" (as defined in Section 6 of the Plan), performance periods will be deemed to have ended and the Committee will determine whether the performance goals were "achieved" (as defined in Section 6 of the Plan) by the Participants. Subject to the Committee's discretion to reduce an Award, any Awards achieved as of the last day of the fiscal month immediately preceding the change in control will be paid to the Participants within thirty days of the Committee's certification of results.

Certification

        Any payment of an Award will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Payment of Awards

        Awards under the Plan are to be paid in cash, in a single lump sum unless, subject to applicable laws, the Committee permits or requires the Participant to defer the receipt of the Award.

Limitations on Awards

        The maximum Award for any twelve-month period for any Participant will not exceed $3,000,000.    The Committee will have the full and exclusive right to make reductions in Awards under the Plan. In determining whether to reduce any Award and the amount of any such reduction, the Committee will take into consideration such factors as the Committee determines appropriate, in its sole and absolute discretion.

Benefits Table and Amount of Awards

        No Awards will be granted under the Plan unless and until it has been approved by the shareholders. All Awards under the plan will be made at the discretion of the Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the Plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the Plan had been in effect.

Required Vote

        The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and entitled to vote at the Annual Meeting is required to approve the Plan for purposes of Section 162(m).

        The Board of Directors recommends voting "FOR" the approval of the Executive Officer Performance Incentive Plan.

PROPOSAL 5. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board has retained PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 1, 2005. PwC and its predecessor, Coopers and Lybrand LLP, have been the Company's independent accountants since fiscal 1985. If the ratification of PwC's appointment is not approved by a majority of the shares voting thereon, the Audit Committee may reconsider its decision to appoint PwC as the Company's independent accountants. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

        The Board of Directors recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote, in their discretion, the shares they represent in accordance with their own judgment on such matters.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Proposals of shareholders of the Company which are intended to be presented at the Company's 2005 Annual Meeting of Shareholders must be received by the Company at its principal executive offices located at 8000 South Federal Way, Boise, Idaho 83716-9632, no later than June 23, 2005, and must also be in compliance with the Company's Restated Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the Proxy Statement and form of proxy relating to that meeting. Proposals which are received after June 23, 2005, will be untimely and will not be considered at the meeting.

THE BOARD OF DIRECTORS

October 21, 2004

APPENDIX A

MICRON TECHNOLOGY, INC.
1989 EMPLOYEE STOCK PURCHASE PLAN

        The following constitute the provisions of the 1989 Employee Stock Purchase Plan of Micron Technology, Inc.:

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.

          (a)   "Board" shall mean the Board of Directors of the Company.

          (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)   "Committee" shall mean the committee of the Board appointed by the Board to administer the Plan, if any is appointed.

          (d)   "Common Stock" shall mean the Common Stock, $.10 par value, of the Company.

          (e)   "Company" shall mean Micron Technology, Inc., a Delaware corporation.

          (f)    "Compensation" with respect to any Employee means such Employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company or its designated subsidiaries to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, tips, and bonuses).

          Compensation shall exclude (a)(1) contributions made by the employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (2) employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (d) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the Employee's gross income); (e) reimbursements or other expense allowances; (f) fringe benefits (cash and noncash); (g) moving expenses; and (h) welfare benefits.

          (g)   "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h)   "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (i)    "Employee" shall mean any person, including an officer, who is continuously employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (j)    "Enrollment Date" shall mean the first day of each Offering Period.

          (k)   "Exercise Date" shall mean the last Trading Day of each Offering Period of the Plan.

          (l)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)    If the Common Stock is listed on any established stock exchange, including without limitation the New York Stock Exchange ("NYSE"), or a national market system, the Fair Market Value of a Share of Common Stock shall be the average closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system (or the exchange with the greatest volume of trading in Common Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable;

            (ii)   If the Common Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Administrator deems reliable;

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (m)  "Offering Period" shall mean a period of three (3) months during which an option granted pursuant to the Plan may be exercised.

          (n)   "Plan" shall mean this Employee Stock Purchase Plan.

          (o)   "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (p)   "Trading Day" shall mean a day on which the national stock exchanges and Nasdaq system are open for trading.

        3.    Eligibility.

          (a)   Any Employee as defined in paragraph 2 who is employed by the Company or any subsidiary of the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b)   Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          (c)   All Employees who participate in the Plan shall have the same rights and privileges, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5); provided that Employees participating in any sub-plan adopted pursuant to Section 14(c) that is not designed to qualify under Section 423 of the Code need not have the same rights and privileges as Employees participating in the Code Section 423 plan.

        4.    Offering Periods.    The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about January 1, April 1, July 1, and October 1 of each year commencing on or about January 1, 1989 or, in the discretion of the committee, April 1, 1989, and continuing thereafter until terminated in accordance with paragraph 20 hereof. Subject to the shareholder approval requirements of paragraph 20, the Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

        5.    Participation.

          (a)   An eligible Employee may become a participant in the Plan by completing a Company approved enrollment form authorizing payroll deductions and filing it with the Company's Global Stock Plans Department at least ten (10) business days prior to the applicable Enrollment Date, unless a different time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

          (b)   Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11.

        6.    Payroll Deductions.

          (a)   At the time a participant files his subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not greater than twenty percent (20%) of the Compensation which he or she received on the payday immediately preceding the Enrollment Date, and the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of his or her aggregate Compensation during said Offering Period.

          (b)   All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (c)   A participant may discontinue his or her participation in the Plan as provided in paragraph 11, but may not otherwise change, their rate of payroll deductions during the Offering Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 11.

          (d)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 11.

        7.    Grant of Option.

          (a)   On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such

  Offering Period up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company's Common Stock on the Exercise Date; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 2,000 shares, and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 11, and shall expire on the last day of the Offering Period. Fair market value or a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

          (b)   The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the Fair Market Value of a share of the Common Stock of the Company on the Exercise Date. The Fair Market Value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however that where there is a public market for the Common Stock, the Fair Market Value per share shall be the closing price for the Company's Common Stock (or the closing bid, if no sales were reported) as quoted on any established stock exchange, including without limitation the New York Stock Exchange ("NYSE"), or a national market system (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported by Bloomberg, L.P. or such other source as the Administrator deems reliable.

        8.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in paragraph 11, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by such participant.

        9.    Maximum Number of Shares per Offering Period.    The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan in each Offering Period shall be 1,250,000, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Enrollment Date of an Offering Period exceeds 1,250,000 shares, the Company shall make a pro rata allocation of the shares available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

        10.    Delivery.    Following the Exercise Date of each Offering Period, unless a participant requests the issuance of a certificate representing the participant's shares, the Company shall as soon as practicable record the participant's full shares in book entry form. Upon request from a participant, the Company shall arrange for the delivery to the participant of a certificate representing the full shares purchased. Any cash remaining to the credit of a participant's account under the Plan after a purchase by the participant of shares at the termination of each Offering Period, which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant or retained in the participant's account for the subsequent Offering Period, as determined by the Company as to all participants for a given Offering Period.

        11.    Withdrawal; Termination of Employment.

          (a)   A participant may withdraw all but not less than all the payroll deductions credited to such participant's account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of the notice of withdrawal and the participant's option for the current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement as described in Section 5(a).

          (b)   Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to such participant's account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 15, and such participant's option will be automatically terminated.

          (c)   In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be returned to him or her and the option terminated.

          (d)   A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

        12.    Interest.    No interest shall accrue on the payroll deductions of a participant in the Plan.

        13.    Stock.

          (a)   The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 29,500,000, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Enrollment Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

          (b)   The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c)   Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

        14.    Administration.    The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

          (a)   Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

          (b)   If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

          (c)   The Board or the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board or the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. With respect to any Designated Subsidiary that employs participants who reside outside of the United States and notwithstanding anything herein to the contrary, the Board or the Committee may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives and purpose of the Plan. The Board or the Committee may, where appropriate, establish one or more sub-plans applicable to particular Designated Subsidiaries or locations to reflect such amended or varied provisions and which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 13(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

        15.    Designation of Beneficiary.

          (a)   A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period.

          (b)   Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

        16.    Transferability of Rights.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

        17.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        18.    Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees; on no less than an annual basis, promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

        19.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of other such other constituent corporation or its parent), or upon a sale of all or substantially all of the property or stock of the Company to another corporation, then, in the discretion of the Board or the Committee, (i) each outstanding option shall be assumed, or an equivalent option substituted, by the successor corporation or its parent, or (ii) the Offering Period then in progress shall be shortened by setting a new Exercise Date, which shall be on or before the date of the proposed transaction. If the Committee sets a new Exercise Date, the Company shall notify each participant, at least ten (10) business days prior to the new Exercise Date, that the original Exercise Date has been changed to the new Exercise Date and that the participant's option shall be exercised automatically on the new Exercise Date, unless the participant has withdrawn from the Offering Period, as provided in Section 11(a) hereof, prior to the new Exercise Date.

        The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

        20.    Amendment or Termination.    The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 19, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 22) if such amendment would:

          (a)   Increase the number of shares that may be issued under the Plan;

          (b)   Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

          (c)   Materially increase the benefits which may accrue to participants under the Plan.

          (d)   In the event that the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan by means of the following to reduce or eliminate such unfavorable accounting consequence including, but not limited to:

            (i)    altering the option price per share for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price including an alteration of the option price under paragraph 7(b) to 85% of the Fair Market Value of a share of the Common Stock of the Company on the Exercise Date (without a lookback to the Fair Market Value on the Enrollment Date); and

            (ii)   shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action.

        Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

        21.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        22.    Shareholder Approval.    Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company present or represented and entitled to vote thereon, which approval shall be:

          (a)   (1) solicited substantially in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Act at the time such information is furnished; and

          (b)   obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of Common Stock under Section 12 of the Act.

        In the case of approval by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company, or by written consent of a smaller percentage of shareholders but only if the Board determines, on the basis of advice of the Company's legal counsel, that the written consent of such a smaller percentage of shareholders will comply with all applicable laws and will not adversely affect the qualifications of the Plan under Section 423 of the Code.

        23.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        24.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 22. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 20.

APPENDIX B

MICRON TECHNOLOGY, INC.
2004 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

        1.1.    GENERAL.    The purpose of the Micron Technology, Inc. 2004 Equity Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Micron Technology, Inc. (the "Company"), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

        2.1.    DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a)   "Affiliate" means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

          (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Share, Dividend Equivalent Award, or Other Stock-Based Award granted to a Participant under the Plan.

          (c)   "Award Certificate" means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Change in Control" means and includes the occurrence of any one of the following events:

            (i)    individuals who, on the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

            (ii)   any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

            (iii)  the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

            (iv)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

          (g)   "Committee" means the committee of the Board described in Article 4.

          (h)   "Company" means Micron Technology, Inc., a Delaware corporation, or any successor corporation.

          (i)    "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, "Continuous Status as a

  Participant" means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          (j)    "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

          (k)   "Disability" or "Disabled" has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

          (l)    "Deferred Stock Unit" means a right granted to a Participant under Article 11.

          (m)  "Dividend Equivalent" means a right granted to a Participant under Article 12.

          (n)   "Effective Date" has the meaning assigned such term in Section 3.1.

          (o)   "Eligible Participant" means an employee, officer, consultant or director of the Company or any Affiliate.

          (p)   "Exchange" means the New York Stock Exchange or any other national securities exchange or national market system on which the Stock may from time to time be listed or traded.

          (q)   "Fair Market Value" of the Stock, on any date, means: (i) if the Stock is listed or traded on any Exchange, the average closing price for such Stock (or the closing bid, if no sales were reported) as quoted on such Exchange (or the Exchange with the greatest volume of trading in the Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Committee deems reliable; (ii) if the Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of the Stock shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Committee deems reliable, or (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

          (r)   "Full Value Award" means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

          (s)   "Grant Date" of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

          (t)    "Incentive Stock Option" means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

          (u)   "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or an Affiliate.

          (v)   "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

          (w)  "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

          (x)   "Other Stock-Based Award" means a right, granted to a Participant under Article 13 that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (y)   "Parent" means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

          (z)   "Participant" means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

          (aa) "Performance Share" means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

          (bb) "Person" means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

          (cc) "Plan" means the Micron Technology, Inc. 2004 Equity Incentive Plan, as amended from time to time.

          (dd) "Public Offering" shall occur on closing date of a public offering of any class or series of the Company's equity securities pursuant to a registration statement filed by the Company under the 1933 Act.

          (ee) "Qualified Performance-Based Award" means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.10(b), or (ii) an Option or SAR.

          (ff)  "Qualified Business Criteria" means one or more of the Business Criteria listed in Section 14.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

          (gg) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (hh) "Restricted Stock Unit Award" means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

          (ii)   "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

          (jj)   "Shares" means shares of the Company's Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

          (kk) "Stock" means the $.10 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

          (ll)   "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

          (mm) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

          (nn) "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (oo) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

        3.1.    EFFECTIVE DATE.    The Plan shall be effective as of the date it is approved by both the Board and the stockholders of the Company (the "Effective Date").

        3.2.    TERMINATION OF PLAN.    The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4
ADMINISTRATION

        4.1.    COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

        4.2.    ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        4.3.    AUTHORITY OF COMMITTEE.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

          (a)   Grant Awards;

          (b)   Designate Participants;

          (c)   Determine the type or types of Awards to be granted to each Participant;

          (d)   Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

          (e)   Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, base price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (f)    Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 14, based in each case on such considerations as the Committee in its sole discretion determines;

          (g)   Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (h)   Prescribe the form of each Award Certificate, which need not be identical for each Participant;

          (i)    Decide all other matters that must be determined in connection with an Award;

          (j)    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

          (k)   Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

          (l)    Amend the Plan or any Award Certificate as provided herein; and

          (m)  Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

        Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

        Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

        4.4.    AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

        5.1.    NUMBER OF SHARES.    Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 14,000,000; provided, however, that each Share issued under the Plan pursuant to a Full Value Award shall reduce the number of available Shares by two (2) shares. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,000,000.

        5.2.    SHARE COUNTING.

          (a)   To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

          (b)   Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

          (c)   If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation (less any shares delivered by the optionee to satisfy an applicable tax withholding obligation) shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

          (d)   To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason, only the number of Shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

        5.3.    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        5.4.    LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 2,000,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 2,000,000.

ARTICLE 6
ELIGIBILITY

        6.1.    GENERAL.    Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7
STOCK OPTIONS

        7.1.    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)   EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

          (b)   TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

          (c)   PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including "cashless exercise" arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Option.

          (d)   EXERCISE TERM.    In no event may any Option be exercisable for more than ten years from the Grant Date.

          (e)   SUSPENSION.    Any Participant who is also a participant in the Retirement at Micron ("RAM") Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions and employee contributions including, without limitation on the foregoing, the exercise of any Option granted from the date of receipt by that employee of the RAM hardship distribution.

        7.2.    INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

          (a)   EXERCISE PRICE.    The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

          (b)   LAPSE OF OPTION.    Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

            (1)   The expiration date set forth in the Award Certificate.

            (2)   The tenth anniversary of the Grant Date.

            (3)   Three months after termination of the Participant's Continuous Status as a Participant for any reason other than the Participant's Disability or death.

            (4)   One year after the Participant's Continuous Status as a Participant by reason of the Participant's Disability.

            (5)   One year after the termination of the Participant's death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

          Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant's termination of employment. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 14.5.

          (c)   INDIVIDUAL DOLLAR LIMITATION.    The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

          (d)   TEN PERCENT OWNERS.    No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

          (e)   EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS.    No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was adopted by the Board, or the termination of the Plan, if earlier.

          (f)    RIGHT TO EXERCISE.    During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

          (g)   ELIGIBLE GRANTEES.    The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8
STOCK APPRECIATION RIGHTS

        8.1.    GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

          (a)   RIGHT TO PAYMENT.    Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

            (1)   The Fair Market Value of one Share on the date of exercise; over

            (2)   The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

          (b)   OTHER TERMS.    All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
PERFORMANCE SHARES

        9.1.    GRANT OF PERFORMANCE SHARES.    The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Shares as provided in Section 4.3. All Performance Shares shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Shares are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

        9.2.    PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Shares which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to an Award of Performance Shares that is intended to be a Qualified Performance-Based Award.

        9.3.    RIGHT TO PAYMENT.    The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent value in cash or other property, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number of the Performance Shares that will be earned by the Participant.

        9.4.    OTHER TERMS.    Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate.

ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

        10.1.    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.    The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

        10.2.    ISSUANCE AND RESTRICTIONS.    Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

        10.3.    FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.

        10.4.    DELIVERY OF RESTRICTED STOCK.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DEFERRED STOCK UNITS

        11.1.    GRANT OF DEFERRED STOCK UNITS.    The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

ARTICLE 12
DIVIDEND EQUIVALENTS

        12.1.    GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

        13.1.    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

        14.1.    STAND-ALONE AND TANDEM AWARDS.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        14.2.    TERM OF AWARD.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

        14.3.    FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

        14.4.    LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an

Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

        14.5.    BENEFICIARIES.    Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        14.6.    STOCK CERTIFICATES.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

        14.7.    ACCELERATION UPON A CHANGE IN CONTROL.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on outstanding Awards shall lapse. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be prorata payout to Participants within thirty (30) days following the effective date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the Change in Control.

        14.8    ACCELERATION UPON DEATH OR DISABILITY.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the Participant's death or Disability during his or her Continuous Status as a Participant, (i) all of such Participant's outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant's outstanding Awards shall lapse, and (iii) the target payout opportuhnit8ies attainable under all of such Participant's outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Awards Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

        14.9.    ACCELERATION FOR ANY OTHER REASON.    Regardless of whether an event has occurred as described in Section 14.7 or 14.8 above, and subject to Section 14.11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.9.

        14.10.    EFFECT OF ACCELERATION.    If an Award is accelerated under Section 14.7, Section 14.8 or Section 14.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

        14.11.    QUALIFIED PERFORMANCE-BASED AWARDS.

          (a)   The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

          (b)   When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a unit, division, region, department or function within the Company or an Affiliate:

    •
    Gross and/or net revenue (including whether in the aggregate or attributable to specific products)

    •
    Cost of Goods Sold and Gross Margin

    •
    Costs and expenses, including Research & Development and Selling, General & Administrative

    •
    Income (gross, operating, net, etc.)

    •
    Earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis

    •
    Cash flows and share price

    •
    Return on investment, capital, equity

    •
    Manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction

    •
    Product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management)

    •
    Economic profit or loss

    •
    Market share

    •
    Employee retention, compensation, training and development, including succession planning

    •
    Objective goals consistent with the Participant's specific officer duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

          Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms (including completion of pre-established projects, such as the introduction of specified products), in percentages, or in terms of growth from period to period or growth rates over time as well as measured relative to an established or specially-created performance index of Company competitors, peers or other members of high tech industries. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

          (c)   Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, including the condition as to continued employment as set forth in subsection (g) below, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, in its sole and absolute discretion, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as ninety (90) days and may be any longer period.

          (d)   The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for deductibility.

          (e)   Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Written certification may take the form of a Committee resolution passed by a majority of the Committee at a properly convened meeting or through unanimous action by the Committee via action by written consent. The certification requirement also may be satisfied by a separate writing executed by the Chairman of the Committee, acting in his capacity as such, following the foregoing Committee action or by the Chairman executing approved minutes of the Committee in which such determinations were made. Except as specifically provided in subsection (c), no Qualified Performance-Based Award held by a Covered Employee or an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

          (f)    Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

          (g)   With respect to a Participant who is an officer of the Company, any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the officer having remained continuously employed by the Company or an Affiliate for the entire performance or measurement period, including, as well, through the date of determination and certification of the payment of any such Award pursuant to subsection (e) above (the "Certification Date"). For purposes of the Plan, with respect to any given performance or measurement period, an officer of the Company who (i) terminates employment (regardless of cause) or who otherwise ceases to be an officer, prior to the Certification Date and (ii) who, pursuant to a separate contractual arrangement with the Company is entitled to receive payments from the Company thereunder extending to or beyond such Certification Date as a result of such termination or cessation in officer status, shall be deemed to have been employed by the Company as an officer through the Certification Date for purposes of payment eligibility.

        14.12.    TERMINATION OF EMPLOYMENT.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant's Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

        14.13.    DEFERRAL.    Subject to applicable law, the Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares, and Other Stock-Based Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.

        14.14.    FORFEITURE EVENTS.    The Committee may specify in an Award Certificate that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

        14.15.    SUBSTITUTE AWARDS.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

        15.1.    GENERAL.    In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash or other property rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that applicable performance targets and performance periods for Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

        16.1.    AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

        16.2.    AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

          (a)   Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

          (b)   The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

          (c)   Except as otherwise provided in Article 15, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

          (d)   No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be "adversely affected" by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 17
GENERAL PROVISIONS

        17.1.    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

        17.2.    NO STOCKHOLDER RIGHTS.    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

        17.3.    WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the surrender of Shares in satisfaction of such withholding obligations would result in the Company's recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

        17.4.    NO RIGHT TO CONTINUED SERVICE.    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant's Award or otherwise.

        17.5.    UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

        17.6.    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

        17.7.    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

        17.8.    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        17.9.    GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        17.10.    FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

        17.11.    GOVERNMENT AND OTHER REGULATIONS.

          (a)   Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

          (b)   Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The

  Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee's determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

        17.12.    GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

        17.13.    ADDITIONAL PROVISIONS.    Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

        17.14.    NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

        17.15.    INDEMNIFICATION.    Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

APPENDIX C

MICRON TECHNOLOGY, INC.
EXECUTIVE OFFICER
PERFORMANCE INCENTIVE PLAN
Effective as of September 3, 2004

1.    Purpose.

        The purpose of the Plan is to promote the success of the Company by providing performance-based incentive compensation in the form of cash payments ("Awards") to the chief executive officer, president and vice-presidents ("Executive Officers") of the Company. Such Awards are designed to attract, retain and reward the Executive Officers for outstanding business performance. The Plan is intended, but not required, to provide qualified performance-based compensation in accordance with Section 162(m) of the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder ("Section 162(m)").

2.    Administration.

        The Plan shall be administered by the Committee. The Committee shall be composed solely of two or more outside directors as defined in Section 162(m) and shall qualify as an independent compensation committee under Section 162(m). The Committee shall have full power and authority to construe, interpret and administer the Plan and shall have authority to delegate the day-to-day administration of the Plan to Company employees or to such other persons as the Committee deems reasonable under the circumstances. The Committee shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee with respect to matters related to the Plan shall be final, conclusive and binding upon all persons, including the Company, shareholders, employees, Company successors and assigns and a Participant's spouse, if any, and his or her guardian, estate and/or heirs ("Interested Parties"). The Committee shall have the full and exclusive right to make reductions in Awards under the Plan. In determining whether to reduce any Award and the amount of any such reduction, the Committee shall take into consideration such factors as the Committee shall determine reasonable under the circumstances, in its sole and absolute discretion. All expenses of the administration of the Plan shall be borne by the Company, including all Awards, if any, paid pursuant to the terms of the Plan.

3.    Stockholder Approval.

        The Plan shall be effective if, and only if, the Company's shareholders approve the Plan. No Award shall be paid under the Plan for any period until after stockholder approval of the Plan has been obtained. To the extent necessary for the Plan to qualify as performance-based compensation under Section 162(m), the material terms of the Plan shall be disclosed to and re-approved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which shareholders previously approved the material terms of the Plan.

4.    Participants.

          (a)   Selection of Participants.    For each measurement period (which may or may not be the same period with respect to each Participant and which may or may not be a twelve-month period; provided, however, in no event will a measurement period be less than ninety (90) days for any Participant), the Committee will choose, in its sole discretion, the Executive Officers who will participate in the Plan (each a "Participant"). Nothing in this Plan shall be construed as precluding or prohibiting an Executive Officer from being eligible to participate in any other bonus or compensation arrangement of the Company, whether or not currently established.

          (b)   Employment Criteria.    To be eligible to receive an Award under the terms of the Plan with respect to a measurement period, a Participant must be continuously employed by the Company or a subsidiary or affiliate as an Executive Officer for the entire measurement period, including, as well, through the date of determination and certification of the payment of any such Award ("Certification Date"). For purposes of the Plan, with respect to any given measurement period, a Participant who (i) terminates employment (regardless of cause) or who otherwise ceases to be an Executive Officer, prior to the Certification Date and (ii) who, pursuant to a separate contractual arrangement with the Company is entitled to receive payments from the Company thereunder extending to or beyond such Certification Date as a result of such termination or cessation in Executive Officer status, shall be deemed to have been employed by the Company as an Executive Officer through the Certification Date for purposes of Award eligibility.

5.    Business Criteria on Which Performance Goals Shall be Based.

        Awards under the Plan shall be based on the attainment of Performance Goals for the specified measurement period that are related, directly or indirectly, to one or more of the following objective business criteria, or any combination or portion thereof:

  •
  Gross and/or net revenue (including whether in the aggregate or attributable to specific products)

  •
  Cost of Goods Sold and Gross Margin

  •
  Costs and expenses, including Research & Development and Selling, General & Administrative

  •
  Income (gross, operating, net, etc.)

  •
  Earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis

  •
  Cash flows and share price

  •
  Return on investment, capital, equity

  •
  Manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction

  •
  Product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management)

  •
  Economic profit or loss

  •
  Market share

  •
  Employee retention, compensation, training and development, including succession planning

  •
  Objective goals consistent with the Participant's specific officer duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

        The business criteria may be expressed or measured at the individual, function, department, region, unit, subsidiary, affiliate or Company levels or any combination of the foregoing. Company Performance Goals with respect to the foregoing business criteria may be specified in absolute terms (including completion of pre-established projects, such as the introduction of specified products), in ratios, in percentages, or in terms of growth from period to period, growth rates over time as well as in terms of performance measured relative to an established or specially-created performance index of Company competitors, peers or other members of high tech industries. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

6.    Establishment of Performance Goals.

          (a)   Committee Action.    For each measurement period the Committee shall establish the following: (1) the length of the measurement period with respect to each Participant (measurement periods need not be the same for each Participant. Measurement periods will coincide with the Company's fiscal year unless a shorter measurement period is established; provided, however, in no event will a measurement period be less than a three-month period for any Participant); (2) the Participants in the Plan for such period; (3) the specific Company, subsidiary, affiliate, group, division, unit, department, function and/or individual business criterion or criteria, or combination thereof, that will be measured with respect to each Participant; (4) the specific results, or range of results, to be achieved with respect to the selected criterion or criteria ("Performance Goals"); (5) any special adjustments that may need to be applied in calculating whether the Performance Goals have been met to factor out extraordinary items; (6) the formula for calculating the awards under the Plan in relation to the Performance Goals (including instructions for extrapolating the amounts payable when performance results fall in a range between threshold, target and maximum goals), and; (7) the targeted bonus amounts or Awards (expressed in absolute terms or as a percentage of base compensation fixed at the time the performance formula is established) for each Participant.

          (b)   Timing of Committee Action.    The Committee shall make the above determinations in writing no later than ninety (90) days after the start of each measurement period, on or before twenty-five percent (25%) of the measurement period has elapsed, and while the outcome is substantially uncertain.

          (c)   Maximum Award.    The maximum Award that may be paid to any one Participant with respect to the aggregate of all measurement periods in any fiscal year shall not exceed $3,000,000.

          (d)   Changes in the Business, Executive Officer Positions or Duties, Re-Set Events, Etc.

            (1)   Awards Not Intended to Satisfy Section 162(m).    With respect to Awards not intended to satisfy Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, including any acquisition, disposition or merger, or the manner in which the Company or a subsidiary or affiliate conducts its business, or other events or circumstances render Performance Goals to be unsuitable for a measurement period, the Committee may modify such Performance Goals in whole or in part, and/or such measurement period, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a measurement period, the Committee may determine that the Performance Goals or measurement period are no longer appropriate and may (i) adjust, change or eliminate the Performance Goals or the applicable measurement period as it deems appropriate to make such goals and period comparable to the initial Performance Goals and measurement period, or (ii) make an Award to the Participant in amount determined by the Committee to be in the best interests of the Company, in the Committee's sole discretion. The foregoing two sentences shall apply with respect to an Award that is not intended to satisfy Section 162(m).

            (2)   Awards Intended to Satisfy Section 162(m).    With respect to Awards intended to satisfy Section 162(m), unless otherwise specified by the Committee in its written determinations establishing the business criteria for the particular measurement period, if prior to the end of such measurement period the Company (i) disposes of businesses or interests that, individually or in the aggregate, represent either (A) five percent (5%) or more of the Company's consolidated gross revenues for the four fiscal quarters completed immediately preceding the consummation of the dispositions or (B) five percent (5%) of the Company's consolidated property, plant and equipment, net, measured as of the last day of the fiscal quarter immediately preceding the disposition or (ii) consummates one or more acquisitions during the measurement period that, individually or in the aggregate, constitute a Triggering Acquisition, in each case a "Re-Set Event," the Performance Goals shall be adjusted, effective as of the last day of the fiscal quarter immediately before the consummation of the Re-Set Event, (x) to reflect the business disposition by eliminating from the Performance Goals the projected business results relating to the disposed business for the remainder of the fiscal quarters of the measurement period, and (y) to reflect any business acquisition, by establishing supplemental performance criteria in compliance with Sections 5 and 6 (a) through (c) above, as the Committee deems appropriate, with respect to the acquired business (which business shall be tracked separately as an independent business unit for purposes of any such supplemental performance criteria). For purposes of this Section, a Triggering Acquisition means an acquisition (or combination of acquisitions) in which either (i) the acquired entity's gross revenues for the four quarters completed immediately prior to consummation of the acquisition is equal to five percent (5%) or more of the pro-forma gross revenues for the same four quarters for the combination of the Company and its affiliates and the acquired entity, or (ii) the acquired entity's property, plant and equipment, net, equals or exceeds five percent (5%) of the pro-forma property, plant and equipment, net, for the combination of the Company and its affiliates and the acquired entity. (If either the Company and its affiliates or the entity being acquired had consummated other acquisitions during the four quarters in question, the calculation described in the prior sentence shall be made using pro-forma earnings for each member of the combined entity.) Notwithstanding the foregoing, nothing in this Section 6(d)(2) will be construed to authorize the Committee to take actions under this Section 6(d)(2) that are not permitted by Section 162(m).

          (e)   Change in Control.

            (1)   Awards.    Notwithstanding Section 6(d), in the event of a Change in Control (as defined below), each measurement period shall be deemed to have ended as of the last day of the fiscal month immediately preceding such Change in Control (the "CIC Termination Date"). The Committee shall determine with respect to each Participant whether his or her Performance Goal(s) were Achieved (as defined below) as of the CIC Termination Date. In the case of any such achievement, a Participant shall receive, subject to the terms and conditions of the Plan, including the Committee's discretion and certification as set forth in Section 7 below, an Award payable within thirty days of the Certification Date. Subject to the Committee's discretion set forth in Section 7(b), Awards that are Achieved as defined in subsection 6(e)(2)(i) shall not be pro-rated and Awards that are Achieved as defined in subsection 6(e)(2)(ii) shall be pro-rated.

            (2)   Definitions.    For purposes of this Section 6, the following terms shall be defined as follows:

          "Achieved" shall mean with respect to (i) a non-financial or non-numerical Performance Goal, the full achievement of such Performance Goal; and (ii) a financial or numerical Performance Goal, the achievement of results which, when extrapolated over the remainder of the full measurement period, disregarding the CIC Termination Date, would result in the Performance Goal being satisfied.

        "Change in Control" means and includes the occurrence of any one of the following events:

          (i)    individuals who, on the date this Plan becomes effective ("Effective Date"), constitute the Board of Directors of the Company (the "Incumbent Directors") and who cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election

  Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

          (ii)   any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Securities Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

          (iii)  the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

7.    Determination and Certification of Attainment of Performance Goals; Committee Discretion.

          (a)   Determination and Certification of Awards.    As soon as practicable following the expiration of a measurement period, the Committee shall determine, pursuant to the Performance Goals and other elements established pursuant to Section 6 above, the Award to be paid to each Participant for such measurement period. The Committee's determinations shall be final, binding and conclusive with respect to all Interested Parties and shall be certified in writing by the Committee prior to the payment of any such Award, which writing may take the form of a Committee resolution passed by a majority of the Committee at a properly convened meeting or through unanimous action by the Committee via action by written consent. The certification requirement also may be satisfied by a separate writing executed by the Chairman of the Committee, acting in his capacity as such, following the foregoing Committee action or by the Chairman executing approved minutes of the Committee in which such determinations were made.

          (b)   Committee Discretion.    The Committee, in its sole discretion, based on any factors the Committee deems appropriate, may reduce the Award to any Participant in any measurement period (including reduction to zero if the Committee so determines). The Committee shall make a determination of whether and to what extent to reduce Awards under the Plan for each measurement period at such time or times following the close of the measurement period as the Committee shall deem appropriate. The reduction in the amount of an Award to any Participant for a measurement period shall have no effect on (i.e., shall neither increase nor decrease) the amount of the Award to any other Participant for such measurement period.

8.    Payment of Awards.

        Awards shall be paid in cash, in a single lump sum, to the Participants as soon as practicable following the Certification Date. Notwithstanding the foregoing, subject to applicable law, the Committee may permit or require a Participant to defer the receipt of an Award. If any such deferral is permitted or required, the Board shall, in its sole discretion, establish rules and procedures for such Award deferrals.

        Payments of Awards to Participants, if any, who are employees of subsidiaries or affiliates of the Company shall be paid directly by such subsidiaries or affiliates. The Company (or such subsidiary or affiliate as the case may be) shall be authorized to withhold applicable taxes from an Award and such other amounts as shall be required by law or as have been previously authorized by the Participant.

9.    Amendment; Termination.

        The Committee shall be authorized to amend, modify, suspend or terminate the Plan, in whole or in part, as the Committee shall deem proper and in the best interests of the Company at any time for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek shareholder approval of any amendment determined to require shareholder approval pursuant to Section 162(m) or any other applicable law, rule regulation or listing requirement.

10.    Nonassignability.

        No Award or any other right or obligation under the Plan shall be conveyed, assigned, encumbered, or transferred by any Participant or Eligible Participant hereunder and any such attempted conveyance, assignment, encumbrance or transfer shall be void.

11.    No Right to Continued Employment.

        Nothing in this Plan shall confer upon any employee who is an Executive Officer or Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge such employee at any time for any reason whatsoever, with or without good cause.

12.    Effectiveness.

        Upon stockholder approval as described in Section 3, the Plan shall be effective for measurement periods beginning on or after September 3, 2004.

Directions to the
2004 Annual Meeting of Shareholders

To be held at
Micron's Headquarters
8000 South Federal Way, Boise, ID
Thursday, November 18, 2004, 9:00 a.m.

This Proxy is solicited on behalf of the Board of Directors

2004 ANNUAL MEETING OF SHAREHOLDERS
 NOVEMBER 18, 2004

       The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2004 Annual Meeting of Shareholders and Proxy Statement, each dated October 21, 2004, and hereby appoints Steven R. Appleton and W. G. Stover, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of Micron Technology, Inc., to be held November 18, 2004, at 9:00 a.m., Mountain Standard Time, at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS	/ / FOR nominees listed below (except as indicated)	/ / WITHHOLD authority to vote for all nominees listed below

       If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

Steven R. Appleton; James W. Bagley; Ronald C. Foster; Robert A. Lothrop; Thomas T. Nicholson; Gordon C. Smith; William P. Weber

2.   PROPOSAL BY THE COMPANY TO APPROVE AN AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 4,000,000

                                                 / /   FOR                                                 / /   AGAINST                                                 / /   ABSTAIN

(to be signed on reverse side)

(continued from other side)

3.   PROPOSAL BY THE COMPANY TO APPROVE THE 2004 EQUITY INCENTIVE PLAN WITH 14,000,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER

                                                 / /   FOR                                                 / /   AGAINST                                                 / /   ABSTAIN

4.   PROPOSAL BY THE COMPANY TO APPROVE THE EXECUTIVE OFFICER PERFORMANCE INCENTIVE PLAN

                                                 / /   FOR                                                 / /   AGAINST                                                 / /   ABSTAIN

5.   PROPOSAL BY THE COMPANY TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2005

                                                 / /   FOR                                                 / /   AGAINST                                                 / /   ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

       The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote, in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

Dated
Signature
Signature

       (This proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

2004 ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 18, 2004

Company's Headquarters
8000 S. Federal Way,
Boise, Idaho 83716-9632

If you consented to access your proxy information electronically, you may view it by going to Micron's website. You can get there by typing in the following address: http://www.micron.com

If you would like to access the proxy materials electronically next year go to the following Consent site address: http://www.econsent.com/mu/

Micron Technology, Inc. Boise, Idaho 83716-9632	proxy

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of 2004 Annual Meeting of Shareholders and Proxy Statement, each dated October 21, 2004, and hereby appoints Steven R. Appleton and W. G. Stover, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of Micron Technology, Inc., to be held November 18, 2004, at 9:00 a.m., Mountain Standard Time, at the Company's headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK***EASY***IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on November 17, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET—http://www.eproxy.com/mu/—QUICK***EASY***IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 17, 2004.
•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Micron Technology, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

V    Please detach here    V

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1.	ELECTION OF DIRECTORS	☐	FOR nominees listed (except as indicated)	☐	WITHHOLD authority to vote for all nominees listed

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below: Steven R. Appleton; James W. Bagley; Ronald C. Foster; Robert A. Lothrop; Thomas T. Nicholson; Gordon C. Smith; William P. Weber

2.	PROPOSAL BY THE COMPANY TO APPROVE AN AMENDMENT TO THE COMPANY'S 1989 EMPLOYEE STOCK PURCHASE PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 4,000,000	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	PROPOSAL BY THE COMPANY TO APPROVE THE 2004 EQUITY INCENTIVE PLAN WITH 14,000,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER	☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	PROPOSAL BY THE COMPANY TO APPROVE THE EXECUTIVE OFFICER PERFORMANCE INCENTIVE PLAN	☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	PROPOSAL BY THE COMPANY TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2005	☐	FOR	☐	AGAINST	☐	ABSTAIN

and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote, in their discretion, provided that they will not vote in the election of directors for persons for whom authority to vote has been withheld.

Date
Signature

Signature
(This proxy should be voted, signed, and dated by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

QuickLinks

Notice of 2004 Annual Meeting of Shareholders November 18, 2004
PROXY STATEMENT 2004 ANNUAL MEETING OF SHAREHOLDERS November 18, 2004 9:00 a.m. Mountain Standard Time
INFORMATION CONCERNING SOLICITATION AND VOTING
VOTING SECURITIES AND PRINCIPAL HOLDERS
BUSINESS TO BE TRANSACTED
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE GOVERNANCE AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
OTHER MATTERS
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
  APPENDIX A
MICRON TECHNOLOGY, INC. 1989 EMPLOYEE STOCK PURCHASE PLAN
  APPENDIX B
MICRON TECHNOLOGY, INC. 2004 EQUITY INCENTIVE PLAN
  APPENDIX C
MICRON TECHNOLOGY, INC. EXECUTIVE OFFICER PERFORMANCE INCENTIVE PLAN Effective as of September 3, 2004